UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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NeoGenomics, Inc.
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Notice of 2024 Annual Meeting of
Stockholders and Proxy Statement

April 8, 2024

NeoGenomics, Inc.
9490 NeoGenomics Way
Fort Myers, Florida 33912

Fellow Stockholders,
On behalf of the Board of Directors, it is my pleasure to invite you to attend our 2024 Annual Meeting of Stockholders of NeoGenomics, Inc., which will be held on Thursday, May 23, 2024, at 10:00 a.m., Eastern Time (the "2024 Annual Meeting"). The 2024 Annual Meeting will be a completely virtual meeting conducted via live webcast.
Details regarding the 2024 Annual Meeting and the business to be conducted are described in the accompanying Proxy Statement. In addition to considering the matters described in the Proxy Statement, we will report on matters of interest to our stockholders.
We are pleased to inform you that instead of a paper or electronic copy of our proxy materials, most of our stockholders will be mailed a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) on or about April 8, 2024. The Notice of Internet Availability contains instructions on how to access proxy materials and how to submit your proxy over the Internet. The Notice of Internet Availability also contains instructions on how to request a paper copy of our proxy materials, if desired. All stockholders who do not receive a Notice of Internet Availability, or who have not consented to receive their proxy materials electronically by email, will be mailed a paper copy of the proxy materials. Furnishing proxy materials over the Internet allows us to provide our stockholders with the information they need in a timely manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.
Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the 2024 Annual Meeting whether or not you plan to attend the live webcast of the 2024 Annual Meeting. Please vote electronically over the Internet, by telephone, or, if you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the 2024 Annual Meeting. Instructions on how to vote while participating at the 2024 Annual Meeting live via the Internet are posted at www.virtualshareholdermeeting.com/NEO2024.
On behalf of the Board of Directors and management, we thank you for your continued support and confidence in NeoGenomics, Inc.
Sincerely,

Lynn Tetrault
Non-Executive Chair of the Board of Directors

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NeoGenomics, Inc., will be held on Thursday, May 23, 2024, at 10:00 a.m., Eastern Time (the "2024 Annual Meeting"). The 2024 Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the 2024 Annual Meeting online and submit your questions during the 2024 Annual Meeting by visiting www.virtualshareholdermeeting.com/NEO2024. For instructions on how to attend and vote your shares at the 2024 Annual Meeting, see the information in the accompanying Proxy Statement.
Items of Business:
1.To elect nine directors from the nominees named in the attached Proxy Statement.
2.To approve, on a non-binding advisory basis, executive compensation.
3.To approve the Fourth Amendment of the Employee Stock Purchase Plan (as amended and restated).
4.To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2024.
5.To consider any other business properly brought before the 2024 Annual Meeting.
Record Date:
You can vote if you were a stockholder of record as of the close of business on March 25, 2024.
Proxy Voting:

By Mail	By Phone	By Internet
It is important that your shares be represented at the 2024 Annual Meeting regardless of the number of shares you hold. Whether or not you expect to virtually attend, please complete, date, sign and return the accompanying proxy card in the enclosed envelope or use the telephone or Internet method of voting as described on your proxy card to ensure the presence of a quorum at the meeting. Even if you have voted by proxy and you virtually attend the meeting, you may, if you prefer, revoke your proxy and vote your shares virtually.
By Order of the Board of Directors
Alicia Olivo
EVP, General Counsel & Business Development

Important notice regarding the availability of proxy materials for the 2024 Annual Meeting of Stockholders to be held on Thursday, May 23, 2024. Our 2024 Proxy Statement and 2023 Annual Report to Stockholders are available at www.proxyvote.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2024	62
QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING	63
ANNEX A: FOURTH AMENDMENT OF THE NEOGENOMICS, INC. EMPLOYEE STOCK PURCHASE PLAN (AMENDED AND RESTATED EFFECTIVE JUNE 1, 2018)	A-1

Index of Frequently Requested Information

Auditor Fees	21
Board Leadership Structure	4
CEO Pay Ratio	50
Clawback Policy	18
Compensation Design	29
Culture and Compensation Governance	31
Director Attendance	13
Director Independence	5
Director Qualifications	8
Managing Compensation Related Risks	32
Nominee Biographies	8
Pay Versus Performance	51
Risk Oversight	6
Stockholder Engagement	34
Stockholder Engagement on the 2023 Say-on-Pay Vote	34
Summary Compensation Table	43
Use of an Independent Advisor	32

NEOGENOMICS, INC.
 PROXY STATEMENT FOR THE
2024 ANNUAL MEETING OF STOCKHOLDERS
NeoGenomics, Inc. (“we,” “us,” “our,” “NeoGenomics,” or the “Company”), having its principal executive offices at 9490 NeoGenomics Way, Fort Myers, Florida 33912, is providing these proxy materials in connection with the 2024 Annual Meeting of Stockholders of NeoGenomics (the “2024 Annual Meeting”). This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the 2024 Annual Meeting. This Proxy Statement, including the notice of the 2024 Annual Meeting (the "Meeting Notice") and the proxy card, were first distributed to our stockholders on or about April 8, 2024.
The following is a summary of key disclosures in our Proxy Statement. This is only a summary and may not contain all the information that is important to you. For more complete information, please review the full Proxy Statement as well as our 2023 Annual Report, which includes our Annual Report on Form 10-K, as filed with the SEC on February 20, 2024.

Proposal 1 - Election of Directors
•As of March 2024, eight of our nine Director nominees are independent, and all represent a diverse background of qualifications and experience.
•Our Director nominees are 33% female and 22% racial/ethnic diverse.
•All Board Committees are comprised solely of independent Directors.
	✓	The Board recommends a vote FOR each Director nominee.
	à	Further information beginning on page 8.

Proposal 2 - Advisory Vote on Executive Compensation
•We strive for pay-for-performance and believe that performance objectives should align with our strategy over the long term.
•Our compensation philosophy is focused on providing compensation and benefits that are competitive and meet our goals of attracting, retaining, and motivating highly skilled teammates and management.
	✓	The Board recommends a vote FOR this proposal.
	à	Further information beginning on page 17.

Proposal 3 - To Approve the Fourth Amendment of the Employee Stock Purchase Plan (as amended and restated)
•To approve the Fourth Amendment of the Employee Stock Purchase Plan (as amended and restated) will increase the number of shares of common stock reserved for issuance under the ESPP by 1,000,000 shares to 3,500,000 shares.
	✓	The Board recommends a vote FOR this proposal.
	à	Further information beginning on page 18.

Proposal 4 - Ratification of Independent Registered Accounting Firm
•The Audit and Finance Committee of the Board has appointed Deloitte & Touche LLP to act as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	✓	The Board recommends a vote FOR this proposal.
	à	Further information beginning on page 21.

NeoGenomics, Inc.	1	2024 Proxy Statement

CORPORATE GOVERNANCE
Transforming Patient Care by Living our Values
We believe that strong corporate governance practices provide a framework for our Board of Directors’ (the “Board”) oversight of the short-term and long-term health, strategy, and overall success of NeoGenomics. We have established Corporate Governance Guidelines and a Code of Business Conduct and Ethics that provide the foundation for our values of quality, integrity, accountability, teamwork, and innovation. Our commitment to integrity and ethics starts at the top with our Board and senior management and extends to every NeoGenomics employee.
We recognize that the Board’s role and oversight extends to sustainability, human capital management, and environmental impact. We continue to have meaningful internal and external conversations about environmental, social, and governance (“ESG”) policies and initiatives and are increasing our focus on related efforts. We believe that progress on these objectives aligns with our vision and further supports our progress towards our near and long-term strategic objectives.
Environmental, Social and Governance
We are passionate about promoting a World-Class Culture through employee engagement, training and development, wellness, work-life balance, and communication initiatives. We believe that a diverse and inclusive workforce, where diverse perspectives are recognized and respected, positively impacts our performance and strengthens our culture. We continually strive to promote a workplace in which people of diverse race, ethnicity, veteran status, marital status, socio-economic level, national origin, religious belief, physical ability, sexual orientation, age, class, political ideology, and gender identity and expression participate in, contribute to, and benefit equally.
To underscore our commitment to ESG, we issued our inaugural ESG report in March 2024. This report was informed by a materiality assessment completed in the second half of 2023 which identified six topics of significant importance to our stakeholders and our business. Our inaugural report serves as a baseline for our activity going forward.

Diversity, Equity, Inclusion & Belonging Vision
Cancer doesn’t discriminate, and neither do we.
While placing the value of people at the heart of our organization, we challenge ourselves every day to be more inclusive with our teams, clients, and community. We create an environment where culture engenders growth and innovation. We champion diversity and inclusion and take action to create an equitable culture where everyone belongs.

Our commitment to maintaining an excellent workplace includes investing in ongoing opportunities for employee development in a diverse and inclusive environment. We have worked to reflect gender and ethnic diversity and inclusion on our Board and diversity in gender and ethnicity is well-established within our workforce. As of December 31, 2023, women make up 59.9% of our global workforce, and 50.8% of the supervisory or higher positions are made up by females. With regard to the Company's top two management tiers, 44.4% of our executive team and our vice presidents are women and 33.3% of the Board are women. Ethnicity is also strongly represented: 53.5% of our workforce and 22.2% of the Board are ethnically diverse. Diversity is an active conversation at NeoGenomics including through employee-initiated and -led employee resource groups (“ERGs”) such as LGBTQ@Neo, Women&Allies@Neo, Generations@Neo, Veterans@Neo, We S.T.A.N.D@Neo (Standing Together Against Negativity and Discrimination), and Wellness@Neo. These ERGs reinforce our commitment to diversity, inclusion and belonging by fostering community, providing education and support across the business, and facilitating dialogue on relevant and critical employee topics. We regularly seek the input of our employees through both in-person roundtables and anonymous surveys. It is important that our employees have a voice, equal opportunities and a method to communicate their views in a way that they feel comfortable.
In addition, in recognition that health and wellness extend beyond the physical aspects, we have established a number of broad health-focused measures for our employees. Our Wellness@Neo ERG has a mission to support the financial, physical, emotional, and social wellness of our employees. The Wellness@Neo ERG sponsors education on a variety of topics including investing, student loan debt, mental support initiatives, meditation, and yoga. We continually assess the benefits offered to our employees and in addition to competitive health plans, 401(k) matching and our Employee Stock Purchase Plan (“ESPP”), we offer contributions towards our employees’ student loan debt, tuition reimbursement, gym and fitness studio credits, and an employee assistance program that provides health, family, legal, and financial assistance.
We also encourage and support community involvement and corporate philanthropy. As part of our social wellness program, we partner with VolunteerMatch Virtual Volunteer Opportunities and with Project Helping, a mental wellness organization that creates meaningful social and accessible volunteer experience to help people improve their mental wellness through service. Each year we also provide corporate giving to organizations that are aligned with our purposes and values.

NeoGenomics, Inc.	2	2024 Proxy Statement

Table of Contents	Corporate Governance

NeoGREEN Vision
NeoGenomics is committed to seeking and upholding environmentally sustainable solutions that build trust with our employees, clients, and stakeholders.
We believe our corporate responsibility includes a commitment to our environment, which we support through our NeoGREEN initiative. In 2021 we opened a new headquarters in Fort Myers, FL, which includes a new laboratory, warehouse, and administrative facilities. We completed the design and construction of our new headquarters in accordance with the Sustainable SITE initiative that ensures that a project’s natural environment is valued and respected throughout the building process. Additionally, we utilize low-emitting materials, energy, and water efficient design, and utilize GS-42 certified janitorial and sustainable pest services. As a result, we are proud of NeoGenomics’ achievement of Leadership in Energy and Environmental Design (“LEED”) certification for this facility. Developed by the U.S. Green Building Counsel, LEED is the most widely used green building rating system in the world and an international symbol of sustainability achievement. Our environmental efforts also focus on improvements in our waste, water, and energy management.

Corporate Governance Highlights
Independent Board Chair	•As of March 2024, Lynn Tetrault, NeoGenomics’ independent non-executive Chair of the Board, has nine years’ tenure on the Board and extensive healthcare leadership experience
Independent and diverse director nominees
•As of March 2024, eight of our nine directors are independent
•All Board committees are entirely comprised of independent directors
•Five of our nine directors, representing 56% of our directors are diverse (either gender or race/ethnicity)
•Directors have a broad range of experience, skills, and qualifications (see "Director Diversity and Expertise"’ on page 12)

Executive sessions of independent directors	•Independent directors meet regularly without management
Active board refreshment	•Balanced mix of short and long-tenured directors •Four of our eight independent directors joined the Board within the last twenty-four months •Annual election of all directors
Continual assessments
•Board and Committees complete annual self-evaluation surveys
•Annual Chief Executive Officer and executive management performance and potential evaluation in alignment with corporate goals and objectives, including achievement of business and strategic objectives
•Continuously evaluate director capacity

Stock ownership guidelines	•No hedging or pledging of NeoGenomics stock •Minimum stock holding requirements for directors and executive officers
Share Ownership Guidelines and Share Retention Requirements
NeoGenomics has adopted share ownership guidelines for its independent directors and executive officers to further align the interests of our senior leaders and Board with those of our stockholders. The guidelines require independent directors to hold NeoGenomics stock worth a value expressed as a multiple of their annual compensation within five years of the guideline applying to them.
For the purposes of assessing compliance with share ownership guidelines, the following forms of equity interests are considered:
•shares owned directly (including vested restricted awards); and
•unvested restricted stock awards.

NeoGenomics, Inc.	3	2024 Proxy Statement

Corporate Governance	Table of Contents
The table below summarizes the current share ownership guidelines as well as the current share ownership of our independent Board members as a multiple of base compensation for Board services as of December 31, 2023:

Role	Share Ownership Guideline	Current Share Ownership

Chair of the Board	3.0	13.5
Board Members(1)	3.0	15.6
(1)Share ownership calculated as an average of all independent Board Members except the Chair of the Board who is shown separately.
Directors who are yet to achieve their share ownership amount are required to retain an amount equal to 25% of the net shares received as the result of the exercise, vesting, or payment of any equity awards. If a director’s required ownership level amount is not attained by the end of the initial five-year period (or at any time thereafter), they will be required to retain an amount equal to 100% of the net shares received as the result of the exercise, vesting, or payment of any equity awards granted, until the applicable guideline level is achieved. As of December 31, 2023, all Board members were either in compliance with the share ownership guidelines or not yet required to be in compliance due to their appointment date.
Director Nominations. Our Board has a standing Nominating and Corporate Governance Committee (the “Nominating and Governance Committee”). The Nominating and Governance Committee considers and recommends candidates for election to the Board and nominees for committee memberships and committee chairs and focuses on ensuring that the Board is composed of members with varied skill sets to support the Company’s key initiatives.
Director candidates are considered based upon a variety of criteria, including the director nominee's business judgment, professional integrity, character, experience, and understanding of the Company, while also taking into account the current Board members and the specific needs of the Company and the Board. The Nominating and Governance Committee seeks individuals from diverse professional backgrounds who combine a broad spectrum of relevant industry and strategic experience and expertise as set forth in the Strategic Competencies Matrix. The Nominating and Governance Committee also emphasizes the importance of diversity, equity, and inclusion with respect to age, gender, race and ethnicity, sexual orientation, and gender identity and believes that an inclusive environment offers the Company and our stockholders’ diversity of opinion and insight in the areas most important to us and our corporate mission. All director candidates must have time available to devote to the activities of the Board. In deciding whether to nominate a director candidate, our Board also considers the independence of director candidates, including the appearance of any conflict in serving as a director. A director who does not meet all of these criteria may still be considered for nomination to the Board if our independent directors believe that the candidate will make an exceptional contribution to us and our stockholders.
Generally, when evaluating and recommending candidates for election to the Board, the Nominating and Governance Committee will conduct candidate interviews, evaluate biographical information and background material, and assess the skills and experience of candidates against selection criteria set forth in the Strategic Competencies Matrix in the context of the then-current needs of the Company. In identifying potential director candidates, the Board may also seek input from the executive officers and may also consider recommendations by employees, community leaders, business contacts, third-party search firms, and any other sources deemed appropriate by the Nominating and Governance Committee. The Nominating and Governance Committee will also consider director candidates recommended by stockholders to stand for election at the annual meeting of stockholders so long as such recommendations are submitted in accordance with the procedures described below under “Stockholder Recommendations for Board Candidates.”
Board Leadership Structure. Consistent with the Company’s Corporate Governance Guidelines, our Board has a policy that allows the Chair of the Board and Chief Executive Officer positions to be separate or combined and, if they are to be separate, allows the Chair of the Board role to be either selected from among the independent directors or an executive officer. Our Board believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for the Company. Our Board has reviewed the current Board leadership structure in light of the composition of the Board, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, and other relevant factors. Under our current leadership structure, the roles of Chair of the Board and Chief Executive Officer are held by two different individuals. The board's independence from management is increased by having separate Chair of the Board and Chief Executive Officer roles, which helps lead to better monitoring and oversight.

NeoGenomics, Inc.	4	2024 Proxy Statement

Table of Contents	Corporate Governance
Director Independence. Our Corporate Governance Guidelines provide that our Board will consist of a majority of independent directors and, in making independence determinations, the Board will observe all applicable requirements, including the applicable corporate governance listing standards of the Nasdaq Stock Market LLC (“Nasdaq”). Under Nasdaq rules, the Board has a responsibility to make an affirmative determination that those members of its Board that serve as independent directors do not have any relationships with the Company and its businesses that would impair their independence. In connection with these determinations the Board reviews information regarding transactions, relationships, and arrangements involving the Company and its businesses and each director that it deems relevant to independence, including those required by Nasdaq rules.
The Board has determined that each of the directors, except for Mr. Smith, was independent for the duration of the director's service in 2023. As of April 8, 2024, the Audit and Finance Committee, the Compliance Committee, the Culture and Compensation Committee, the Nominating and Corporate Governance Committee, and the Innovation, Pipeline & Technology Committee are each composed entirely of directors who are independent under Nasdaq rules and the applicable rules of the United States Securities and Exchange Commission (the “SEC”).

NeoGenomics, Inc.	5	2024 Proxy Statement

Corporate Governance	Table of Contents
Board Role in Risk Oversight. The Board administers its enterprise risk oversight function directly and through its Committees. The Board and the Audit and Finance Committee have primary oversight over enterprise risks and regularly discuss with management major risk exposures, including cybersecurity, their likelihood of occurrence, their potential financial impact on the Company, and the steps taken to monitor, control, and mitigate those risks. The Nominating and Governance Committee has primary oversight over ESG matters, the Culture and Compensation Committee has primary oversight over risks associated with compensation policies and practices, the Compliance Committee has primary oversight over the Corporate Compliance Program and Code of Business Conduct and Ethics, and the Innovation, Pipeline & Technology Committee has primary oversight over the Company's R&D programs, its technology and relevant scientific advances overseeing technology developments. Please refer to the section “Information Regarding Meetings and Committees of the Board” below for a full description of the responsibilities of each Committee and its role in overseeing the Company’s major risk exposures.

Board of Directors
•Stay informed of our risk profile and oversee our Enterprise Risk Management program •Consider risk in connection with strategic planning and other matters

Audit & Finance	Nominating & Corporate Governance	Culture & Compensation	Compliance	Innovation, Pipeline & Technology

•Enterprise risks, including but not limited to risks relating to IT use and protection, data governance, privacy, and cybersecurity

•Independent auditor’s qualifications and independence

•Financial reporting and processes, including internal control over financial reporting

•ESG matters

•Investor engagement and communications

•Review Board size, composition, function, duties, diversity, and Strategic Competencies

•Develop and recommend to the Board the Corporate Governance Guidelines and oversee compliance with these Guidelines

•Review the risks associated with the Company’s compensation policies and practices

•Oversee an annual review of the Company’s risk assessment of its compensation policies and practices for its employees

•Diversity, equity, inclusion and belonging

•Succession planning

•Assess management’s implementation of the Corporate Compliance Program elements

•Assess adequacy and effectiveness of policies and programs to monitor compliance with laws and regulations

•Monitor significant external and internal investigations

•Implementation of Code of Business Conduct and Ethics

•Confirmation of zero conflict of interests related to members of the Board of Directors and Named Executive Officers (as defined below under "Executive Compensation") and external consultants engaged by the Board

•Develop insights and recommendations regarding the Company's approach to product pipeline development and technical and commercial innovation

•Support recruitment and interactions with the Company's scientific advisory board

NeoGenomics Management
NeoGenomics management advises the Board and its Committees of key risks and the status of ongoing efforts to address these risks.

NeoGenomics, Inc.	6	2024 Proxy Statement

Table of Contents	Corporate Governance
Stockholder Outreach. It is our practice to have ongoing and robust engagement with our stockholders throughout the year and seek their direct feedback to continuously improve our performance, programs, and reporting. Our outreach is supplemented by our year-round investor relations engagement that includes post-earnings communications, one-on-one conferences, individual meetings, and general availability to respond to investor inquiries. We also periodically engage proxy advisory firms for their viewpoints. The multifaceted nature of this program allows us to maintain meaningful engagement with a broad audience including institutional and retail stockholders.
In 2023, we received approximately 52% support for our annual say-on-pay proposal. Following our say-on-pay vote in 2023, we widened our governance outreach and engagement even further to ensure we understood stockholders’ concerns and to inform and guide our actions in response. As evidenced by the actions taken already throughout 2023, we take the outcome of this vote seriously and have been highly focused on understanding and responding to our stockholders’ feedback. Through the Company’s engagement efforts, the Culture and Compensation Committee sought to elicit and consider a full range of stockholders’ perspectives related to NeoGenomics’ executive compensation program and design elements and ESG initiatives to inform specific actions and appropriate responses to the say-on-pay vote.
We engaged with stockholders representing 77% of outstanding shares with our integrated engagement team consisting of the Chair of the Culture & Compensation Committee, finance, legal, people & culture, and investor relations and met with representatives capturing 36% of outstanding shares. We will continue our stockholder outreach efforts throughout 2024.
As part of these engagements, many stockholders favorably acknowledged changes and enhancements that we introduced related to executive compensation in particular. This supported our understanding that many stockholders were generally comfortable with the fundamental aspects of our compensation program design but voted against say-on-pay in 2023 based on specific compensation actions taken in 2021 and 2022 - actions largely driven by significant changes in leadership and organizational structure. As a result, we took steps in 2023 and 2024 to address the concerns of many stockholders, while also ensuring our ability to attract and retain talented executives who are motivated to achieve our annual and long-term strategic goals. Our goal is to continue to refine our programs further beyond 2024 by leveraging ongoing stockholder feedback and maintaining effective linkage to company performance-based awards.
For more on our response to our stockholder engagement related to the 2023 say-on-pay vote, see page 34.

NeoGenomics, Inc.	7	2024 Proxy Statement

PROPOSAL 1—ELECTION OF DIRECTORS
At the 2024 Annual Meeting, a board of nine directors will be elected, each to hold office until the next succeeding annual meeting of stockholders or until such director’s successor shall have been duly elected and qualified (or, if earlier, such director’s death, resignation, or removal). Information concerning all director nominees appears below. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board, or the Board may reduce the number of directors to be elected at the 2024 Annual Meeting.
Information as to Nominees and Other Director Information
Background information, as of the date of this Proxy Statement, about the Board’s nominees for election, as well as information regarding additional experience, qualifications, attributes, or skills that led the Board to conclude that the nominees should serve on the Board, is set forth below.

Lynn Tetrault | Age: 61 | Non-Executive Chair of the Board
Lynn Tetrault has served as the non-executive Chair of the Board since August 2022. Prior to her holding this position, from May 2022, Ms. Tetrault served as our Interim Chief Executive Officer and Chair of the Board. From March 2022 to May 2022, Ms. Tetrault served as our Executive Chair of the Board and functioned as the Company's principal executive officer. From October 2021 to March 2022, she served as our non-executive Chair and from July 2020 to October 2021 she served as our Lead Independent Director. Ms. Tetrault has been a director since June 2015. She has also served as a director of Rhythm Pharmaceuticals, Inc. since 2020 and as a director of Acelyrin, Inc. since December 2023. Ms. Tetrault has more than 30 years of experience in the healthcare sector. She worked from 1993 to 2014 with AstraZeneca PLC, most recently as Executive Vice President of Human Resources and Corporate Affairs from 2007 to 2014. Ms. Tetrault was responsible for human resources strategy, talent management, executive compensation and related activities, internal and external communications, government affairs, corporate reputation, and corporate social responsibility for AstraZeneca. Prior to AstraZeneca Ms. Tetrault practiced healthcare and corporate law at Choate, Hall and Stewart in Boston. Ms. Tetrault has a BA from Princeton University and a JD from the University of Virginia Law School.
Skills and Qualifications
Lynn Tetrault is a dynamic, seasoned executive in the pharmaceutical industry. Having progressed through numerous senior management roles at AstraZeneca, she acquired extensive human resource and corporate governance experience at the highest level of that company. As the Company continues to grow, Ms. Tetrault’s experience is helping to shape human resource policies and operations as well as the make-up of the Board and its governance policies, and therefore we believe that Ms. Tetrault is well qualified to serve on our Board.

Christopher Smith | Age: 61 | Board Member and Chief Executive Officer
Chris Smith was appointed Chief Executive Officer and a director in August 2022. Prior to joining NeoGenomics, from 2019 to 2022, Mr. Smith served as Chief Executive Officer of Ortho Clinical Diagnostics (“Ortho Clinical”). Under his leadership, Ortho Clinical raised $1.45 billion in funding for a 2021 initial public offering and achieved accelerated revenue growth while simultaneously improving profitability. Mr. Smith successfully guided the company through a combination with Quidel that closed in May 2022. Prior to Ortho Clinical, from 2004 to 2018, Mr. Smith served in key executive leadership positions, including CEO of Cochlear Limited (“Cochlear”), a global market leader in implantable hearing solutions. Having initially joined Cochlear as President of Cochlear Americas in 2004, Mr. Smith helped grow division revenue from $80 million to over $400 million before being named CEO in 2015. Before joining Cochlear, Mr. Smith served as a Chief Executive Officer in residence at global private equity firm Warburg Pincus and Global Group President at Gyrus Group Plc., a surgical products company. Prior to that he served in a variety of leadership roles at Abbott, KCI, Prism and Cardinal Health. Prior to 2023, Mr. Smith has served as a member of the board of directors at QuidelOrtho, a global provider of innovative in vitro diagnostic technologies, Akouos, Inc., Osler Diagnostics Limited and Results Physiotherapy. In addition, since mid-2023, Mr. Smith has served as a member of the board of directors of Laborie Medical Technologies Corp. Mr. Smith has a BS from Texas A&M University.
Skills and Qualifications
Mr. Smith is a dynamic leader with strong cultural values, vast diagnostic industry experience, and an extensive history of proven operating success. Because of Mr. Smith’s extensive industry knowledge and his experience serving on the boards of directors of other public companies, we believe Mr. Smith is well qualified to serve on our Board.

NeoGenomics, Inc.	8	2024 Proxy Statement

Table of Contents	Proposal 1

Dr. Alison Hannah | Age: 63 | Board Member and Chair of the Compliance Committee
Dr. Hannah has served as a director since June 2015. Dr. Hannah has over 30 years’ experience in the development of investigational cancer chemotherapies. She currently serves as a consultant to the pharmaceutical industry, working with over 30 companies over 20 years with a focus on molecularly targeted anti-cancer therapy. From 2020 to 2022, Dr. Hannah served as Senior Vice President and Chief Medical Officer at CytomX Therapeutics, an oncology-focused biopharmaceutical company. Previously, Dr. Hannah worked as Senior Medical Director at SUGEN (working on Sutent and other tyrokine kinase inhibitors) and Quintiles, a global contract research organization. Dr. Hannah has also served on the board of directors of Rigel Pharmaceuticals since 2021. Dr. Hannah specializes in clinical development strategy and has filed over 30 Investigational New Drug applications for new molecular entities and seven successful New Drug Applications (including talazoparib, enzalutamide, defibrotide, carfilzomib, and others). Dr. Hannah received her BA in biochemistry and immunology from Harvard University and her MD from the University of Saint Andrews. She is a member of ASCO, AACR, ASH, ESMO, SITC, and a Fellow with the Royal Society of Medicine.
Skills and Qualifications
Dr. Hannah has significant healthcare knowledge having spent over 20 years as a consultant in the field of oncology drug development and has over 30 years of experience working with biopharmaceutical companies. Dr. Hannah has extensive knowledge of the clinical trials marketplace, and we believe she will continue to offer valuable guidance on how the Company should position itself to obtain clinical trials diagnostic testing volumes as the Company continues to grow its revenue in that area. Because of this experience and knowledge, we believe Dr. Hannah is well qualified to serve on our Board.

Stephen Kanovsky | Age: 61 | Board Member and Chair of the Nominating and Corporate Governance Committee
Mr. Kanovsky has served as a director since July 2017. Mr. Kanovsky is Deputy General Counsel and Chief Commercial Counsel of GE HealthCare, where he has served since 2012, which provides medical technologies and solutions to the global healthcare industry and supports customers throughout the world with a broad range of services and systems, from diagnostic imaging and healthcare IT to molecular diagnostics and life sciences. Prior to his service at GE HealthCare, Mr. Kanovsky held numerous legal, compliance, and research roles in several global pharmaceutical companies. Mr. Kanovsky earned his bachelor’s degree from the University of Pennsylvania. He subsequently graduated from Temple University’s School of Pharmacy with a master’s degree in Pharmacology and Temple University’s School of Law with a juris doctorate degree. Mr. Kanovsky also holds an MBA from Saint Joseph’s University’s Haub School of Business.
Skills and Qualifications
Mr. Kanovsky has over 25 years of legal and compliance experience in the global life sciences and pharmaceutical industry. Through his work as Deputy General Counsel and Chief Commercial Counsel of GE HealthCare, Mr. Kanovsky is able to provide continued knowledge of the life sciences space. He also brings valuable experience to our Board through his prior involvement with Clarient, Inc. (“Clarient”), prior to its acquisition by NeoGenomics in December 2015. Because of Mr. Kanovsky’s extensive legal and compliance background and long-term service to the Board, we believe Mr. Kanovsky is well qualified to serve on our Board.

NeoGenomics, Inc.	9	2024 Proxy Statement

Proposal 1	Table of Contents

Michael Kelly | Age: 67 | Board Member and Chair of the Audit and Finance Committee
Mr. Kelly has served as a director since July 2020 and served as the Board’s Lead Independent Director for the duration of Ms. Tetrault’s service as Executive Chair of the Board and Interim Chief Executive Officer in 2022. Mr. Kelly is a former senior executive of Amgen, Inc. ("Amgen") and is currently acting as Founder & President of Sentry Hill Partners, LLC, a global life sciences transformation and management consulting business he founded in 2018. Mr. Kelly has more than two decades of executive experience as a senior leader in the life sciences industry serving in various strategic finance and operations positions at Amgen from 2003 to 2017, most recently as Senior Vice President, Global Business Services and Vice President & CFO, International Commercial Operations. Mr. Kelly has also held positions at Biogen, Tanox, and Monsanto Life Sciences. Mr. Kelly currently serves as a director for Amicus Therapeutics, DMC Global, Inc., and Prime Medicine, Inc. Mr. Kelly serves on the Council of Advisors and was the former audit committee chair for Direct Relief, a humanitarian aid organization focused on health outcomes and disaster relief. Mr. Kelly holds a BS in business administration from Florida A&M University, concentrating in Finance and Industrial Relations.
Skills and Qualifications
Mr. Kelly has more than two decades of executive experience as a senior leader in the life sciences industry serving in various strategic finance and operations positions. We believe Mr. Kelly’s extensive experience managing and growing domestic and international organizations, as well as his track record in finance, operations and building differentiated product companies is highly valuable as we continue our long-term growth strategy, and therefore Mr. Kelly is well qualified to serve on our Board. In addition, we believe Mr. Kelly’s extensive knowledge and background in finance qualifies him to serve as a financial expert on the Audit and Finance Committee.

David Perez | Age: 64 | Board Member
Mr. Perez has served as a director since November 2022. Mr. Perez has over 40 years of global executive leadership experience, leading the growth and operations of several businesses, growing and scaling organically through research and development and innovation, as well as through mergers and acquisitions. In March 2019, he retired from his position as president and CEO of Terumo BCT, a company dedicated to blood banking, transfusion medicine and cell-based therapies, following a comprehensive two-year succession and transition plan. Mr. Perez currently serves as a director on the following private company boards Laborie Medical Technologies Corp., Advanced Instruments, LLC and MoInlycke Health Care AB. During his nearly 20-year tenure, Mr. Perez guided Terumo BCT through several foreign ownership structures, leveraging his extensive experience leading complex, multinational businesses, and diverse, cross-cultural organizations. Under his leadership as CEO for 18.5 years, the company transformed from a single manufacturing and R&D site to a multi-national biomedical organization with five R&D centers and six manufacturing plants, as he helped drive global revenue growth from $160 million to $1 billion. Mr. Perez holds a BA in Political Science from Texas Tech University.
Skills and Qualifications
Mr. Perez has 40 years of executive leadership in medical device and health care services, He serves as an independent board member and advisor to several corporations and non-profit organizations. His expertise encompasses growing and scaling highly regulated global businesses organically through R&D and innovation and inorganically through M&A, leading within a variety of foreign, public, and private equity ownership structures, strategic planning, culture and talent development, succession planning, enterprise risk management, operations, compliance, and corporate governance. We believe Mr. Perez’s extensive knowledge and background as a chief executive and director qualifies him to service on our board.

NeoGenomics, Inc.	10	2024 Proxy Statement

Table of Contents	Proposal 1

Anthony Zook | Age: 63 | Board Member and Chair of the Culture and Compensation Committee
Mr. Zook has served as a director since June 2023. Mr. Zook served as Chief Executive Officer of Innocoll Pharmaceuticals, and prior to that Mr. Zook was Executive Vice President, Commercial Operations of AstraZeneca (AZ) where he held global P&L responsibility for all of AZ's brands and markets. Under Mr. Zook's leadership, AZ commercialized ten brands, each in excess of $1 billion in sales. Mr. Zook was also responsible for MedImmune, AZ's global biologics business. He also chaired the Commercial Investment Board, which identified and approved critical investments company-wide, including investments in plants, markets, and technology. Earlier in his career at AZ, Mr. Zook held various positions including CEO of North America and VP of Sales, where he helped lead the integrations of Astra US, Astra Merck, and Zeneca. Prior to joining AZ, Mr. Zook spent 14 years with Berlex Laboratories in a variety of positions.
Skills and Qualifications
Mr. Zook has significant experience as a brand and marketing executive with a focus on managing the interface between commercial and research and development aspects of an organization. Mr. Zook has served as a Chief Executive Officer of a large pharmaceutical company with global responsibilities, has significant sales and marketing experience, as well as operational and oncology experience. Because of Mr. Zook's industry knowledge, we believe Mr. Zook is well qualified to serve on our Board.

Elizabeth Floegel | Age: 48 | Board Member
Ms. Floegel has served as a director since June 2023. Ms. Floegel is Chief Information & Digital Officer of Numotion and manages a significant digital and cybersecurity transformation with the strategic use of data and technology to drive value creation by creating efficient and compliant operations. Before joining Numotion, Ms. Floegel was the Global Vice President of Business Technology at Allergan (now part of Abbvie) where she led the technology portfolio across global commercial, retail, digital products, and marketing. Prior to Allergan, Ms. Floegel was Head of Commercial and Digital Technology for Regeneron Pharmaceuticals and Global Vice President of Commercial Technology for Baxter Healthcare. Ms. Floegel holds an MBA from Benedictine University.
Skills and Qualifications
Ms. Floegel has a track record for successfully leading technology and organizational transformation in highly matrixed environments. She has extensive experience in cybersecurity, data privacy, automation, compliance technology and digital technology transformation. Because of her experience and knowledge, we believe Ms. Floegel is well qualified to serve on our Board.

Dr. Neil Gunn | Age: 63 | Board Member and Chair of the Innovation, Pipeline & Technology Committee
Dr. Neil Gunn has served as a director since June 2023. Most recently, Dr. Gunn was the Chief Executive Officer of IDbyDNA, which was acquired by Illumina in 2022. Prior to that, Dr. Gunn was President of Roche Sequencing Solutions ("RSS"), where he grew the organization from early initial concepts to over 900 employees across three continents while integrating nine acquisitions into one with a common vision and strategy. Before RSS, Dr. Gunn was Head of Global Business for Roche Molecular Diagnostics and was responsible of the development and execution of strategic plan that launched over 140 major assay, instrument, and software launches over six years. Dr. Gunn’s earlier roles include Vice President Commercial Operations for CaridianBCT and Vice President of Commercial Operations - Americas for Novartis Diagnostics.
Skills and Qualifications
Dr. Gunn is a veteran diagnostics senior executive with expertise in company organization to maximize efficiencies with a focus on value generators to drive growth. Dr. Gunn has multi-year executive experience in multinational diagnostic companies and startups. He also has technical expertise in oncology diagnostics, next generation sequencing and other relevant technologies. Because of this experience and knowledge, we believe Dr. Gunn is well qualified to serve on our Board.

NeoGenomics, Inc.	11	2024 Proxy Statement

Proposal 1	Table of Contents
Director Diversity and Expertise
We seek to have a Board that represents diversity, equity, and inclusion as to experience, gender, race and ethnicity, though we do not have a formal policy with respect to diversity. We also seek to have a Board that reflects a range of talents, ages, skills, character, and expertise, particularly in the areas of leadership, operations, risk management, accounting and finance, strategic planning and the areas most important to us and our corporate mission, and that is qualified to provide sound and prudent guidance with respect to our operations and interests. To augment our Board’s strategic competencies, we also consult with experts in specialized areas such as ESG and executive compensation, to provide the relevant skills to support the Company’s long-term strategy.

Average Tenure of Directors	Average Age of Directors	% of Diverse Directors (Gender, Racial/Ethnic)
3.5 years	62 years	56%

Board Diversity Matrix (as of April 8, 2024)
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	6	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	1	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	0	0	0
Did not Disclose Demographic Background	0	0	0	0

NeoGenomics, Inc.	12	2024 Proxy Statement

Table of Contents	Proposal 1

Board Strategic Competencies Matrix
Competencies / Attributes	Lynn Tetrault	Dr. Alison Hannah	Stephen Kanovsky	Michael Kelly	David Perez	Dr. Neil Gunn	Chris Smith	Tony Zook	Elizabeth Floegel

Financial (Reporting, Auditing, Internal Controls)	X			X	X		X	X
Strategy/Business Development / M&A	X	X	X	X	X	X	X	X	X
Human Resources / Organizational Development	X				X		X	X
Legal / Governance / Business Conduct	X		X	X	X				X
Sales / Marketing					X	X	X	X	X
Risk Management	X		X	X	X		X	X	X
Information Technology/Cybersecurity				X					X
Research & Development		X				X		X
Medical/Scientific Affairs		X
Sustainability	X		X
Public Policy / Regulatory Affairs	X	X	X		X		X	X
Information Regarding Meetings and Committees of the Board
The Board. The Board met four times for regular meetings during 2023. All such meetings were regularly scheduled meetings; and additional telephonic calls were held as needed. In addition, the Board held twelve special meetings during 2023. During 2023, each incumbent director attended 75% or more of the Board and applicable committee meetings for the periods during which each director served. Although not required, directors are invited to attend the annual meeting of our stockholders. We held an annual meeting of stockholders on May 25, 2023, which was attended by six of the directors then serving on the Board.
The Board currently has five standing committees: the Audit and Finance Committee, the Compliance Committee, the Culture and Compensation Committee, the Nominating and Corporate Governance Committee and the Innovation, Pipeline & Technology Committee. The following table provides the composition of the committees as of April 8, 2024, and the number of times each committee met in 2023:

Director Name	Audit and Finance Committee	Compliance Committee	Culture and Compensation Committee	Nominating and Corporate Governance Committee	Innovation, Pipeline & Technology Committee

Lynn Tetrault (non-executive Chair of the Board)			X	X
Bruce Crowther(1)	X		X
Dr. Alison Hannah		Chair		X	X
Stephen Kanovsky		X		Chair
Michael Kelly	Chair		X
David Perez	X	X			X
Tony Zook(2)	X		Chair		X
Elizabeth Floegel	X	X
Dr. Neil Gunn			X	X	Chair
Number of Meetings Held in 2023	8	4	8	6	0(3)
(1)Mr. Crowther resigned as Chair of the Culture and Compensation Committee effective October 19, 2023.
(2)Mr. Zook became Chair of the Culture and Compensation Committee effective October 19, 2023.
(3)The Innovation, Pipeline & Technology Committee was established as of February 2024.

NeoGenomics, Inc.	13	2024 Proxy Statement

Proposal 1	Table of Contents
Audit and Finance Committee. The Audit and Finance Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.neogenomics.com under “Investors - Governance - Board Committees.” All Committee members are independent directors within the meaning of the applicable Nasdaq rules. The Audit and Finance Committee is appointed by the Board to assist with a variety of matters described in its charter, which include oversight of (1) the quality and integrity of our financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the Company’s enterprise risks, including but not limited to risks relating to the Company’s information technology use and protection, data governance, privacy, and cybersecurity, and the Company’s strategy to mitigate such risks, (4) the independent auditor’s qualifications and independence, (5) the performance of our internal audit function and independent auditors, and (6) working in coordination with the Compliance Committee of the Board, the implementation and effectiveness of the Company’s ethics and compliance program. The formal report of the Audit and Finance Committee is set forth beginning on page 22 of this Proxy Statement.
The Board has determined that Mr. Michael Kelly, who served as the Audit and Finance Committee Chair throughout 2023, was independent and an “audit and finance committee financial expert” as defined under applicable SEC rules.
Compliance Committee. The Compliance Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.neogenomics.com under the heading "Investors - Governance - Board Committees." All committee members are independent directors within the meaning of the applicable Nasdaq rules. The Compliance Committee is responsible for overseeing the Company’s activities in the area of compliance with applicable laws and regulations related to our provision of medical-related services and assessing management’s implementation of the Company’s Corporate Compliance Program elements, including but not limited to the (1) adequacy and effectiveness of policies and procedures to ensure the Company’s compliance with applicable laws and regulations and all associated risk, (2) organization, responsibilities, plans, results, budget, staffing, and performance of the Company’s Compliance Department, including its independence, authority and reporting obligations, (3) reviewing and concurring in the appointment, replacement, reassignment, or dismissal of the Chief Compliance Officer and review of significant reports to management or summaries thereof regarding the Company's compliance policies, practices, procedures and programs, and management’s responses thereto, (4) monitoring of significant internal and external investigations of the Company's business, (5) monitoring of the Company’s implementation of actions in response to applicable legislative, regulatory, and legal developments, (6) Company’s Code of Conduct and written compliance policies and procedures that guide the Company and the conduct of its staff, (7) appropriate mechanisms for employees to seek guidance to report concerns, and (8) Company’s systems and processes designed to periodically assess the Company's compliance obligation and associated risks and efforts to promote an ethical culture.
Culture and Compensation Committee. The Culture and Compensation Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.neogenomics.com under the heading "Investors - Governance - Board Committees." All committee members are independent directors within the meaning of the applicable Nasdaq rules. The Culture and Compensation Committee is responsible for discharging the Board’s responsibilities relating to compensation of our Chief Executive Officer, other executive officers, and our directors and has responsibility for approving, recommending and/or evaluating all our compensation plans, policies and programs as they affect our executive officers. Specifically, the Culture and Compensation Committee is responsible for (1) reviewing and recommending to the full Board, or approving, compensation for Company executive officers and reviewing and recommending to the full Board compensation for Company directors, (2) monitoring and administering the Company’s compensation plans and other employee benefit plans, including incentive-based and equity-based plans and recommending amendments to these plans to the full Board, (3) reviewing and overseeing the Company's succession planning process for the Chief Executive Officer and other executive officers, and (4) reviewing key organizational culture and human capital management strategies to include employee development, diversity and inclusion, equal employment opportunity, and fair pay and benefit programs, workforce recruitment and retention initiatives, and related Human Resources policies, procedures and metrics. The Culture and Compensation Committee may delegate any or all responsibilities to a subcommittee or to one or more directors as it deems appropriate, provided that the Culture and Compensation Committee may not delegate any power or authority required by law, regulation or Nasdaq rule to be exercised by the committee as a whole. In addition, the Culture and Compensation Committee engaged an independent compensation consulting firm Willis Towers Watson (“WTW”), in 2023 to advise the Culture and Compensation Committee on peer development, market practices, industry trends, investor views, and benchmark compensation data related to executive officer and director compensation. In addition, WTW reviewed and provided the Culture and Compensation Committee with an independent perspective of management recommendations. These duties were consistent with those performed in prior years. For the year ending December 31, 2023, aggregate fees for WTW’s consulting services provided to the Culture and Compensation Committee were approximately $547,000, of which approximately $384,000 was related to review of executive compensation.
The decision to engage WTW as a consultant was made by the Culture and Compensation Committee.

NeoGenomics, Inc.	14	2024 Proxy Statement

Table of Contents	Proposal 1
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.neogenomics.com under the heading "Investors - Governance - Board Committees." All committee members are independent directors within the meaning of the applicable Nasdaq rules. Our Nominating and Corporate Governance Committee is responsible for (1) reviewing and evaluating the size, composition, function, and duties of the Board consistent with its needs; (2) establishing criteria for the selection of candidates to the Board and its committees and identifying individuals qualified to become Board members consistent with such criteria, including the consideration of nominees submitted by stockholders; (3) recommending to the Board director nominees for election at the next annual or special meeting of stockholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings; (4) recommending directors for appointment to Board committees; (5) making recommendations to the Board as to determinations of director independence; (6) overseeing the evaluation of the Board and its committees; (7) developing and recommending to the Board the Corporate Governance Guidelines for the Company and overseeing compliance with such Guidelines; and (8) overseeing the Company’s activities pertaining to ESG matters and investor engagement and communications. The Nominating and Corporate Governance Committee identifies and evaluates nominee candidates as described above under “Director Nominations.”
Innovation, Pipeline & Technology Committee. Formed in 2024, the Innovation, Pipeline & Technology Committee functions pursuant to a written charter adopted by the Board, a copy of which may be found at our website www.neogenomics.com under the heading "Investors - Governance - Board Committees." The Information, Pipeline & Technology Committee is appointed to assist the Board in overseeing technology development to ensure that the Company’s technology supports the Company’s business objectives and strategies, providing counsel to the Company’s senior management on strategic innovation and technology matters, including pipeline product development and related personnel development. Specifically, the Information, Pipeline & Technology Committee is responsible for (1) interacting with management and external advisors to develop insights and recommendations regarding the Company’s approach to pipeline development and technical and commercial innovation, including: (a) provide feedback and input to management to gain alignment between strategic commercial objectives and the Company’s product development pipeline, new technology innovations consistent with the strategic direction of the Company, (b) provide feedback and input to management in the identification, evaluation, and oversight of appropriate pipeline, technology, and product development investments; (c) provide feedback and input to management to prioritize medical, clinical innovative technology needs that can effectively be addressed by the Company; (d) provide feedback and input into the development of measurement and tracking methods for significant pipeline, product development and other innovation projects; (e) provide feedback and input to practices and procedures to ensure that the Company's existing and new product technologies are developed and commercialized according to proper safety, health and regulatory compliance principles; and (f) provide feedback and input into the assessment of new and existing intellectual property assets and risks; (2) supporting the recruitment and interacting with the Company's scientific advisory board; and (3) providing feedback and input regarding the Company's development of innovative new business models, strategies and tactics, especially in light of potential competitive products that are being developed or marketed by others in this field.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serve as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or the Culture and Compensation Committee.
Code of Business Conduct and Ethics
Our Board adopted the Code of Business Conduct and Ethics, which is applicable to all executives, directors, and employees. The Code of Business Conduct and Ethics is available in print to any stockholder that requests a copy by contacting Investor Relations at our corporate headquarters. Our Code of Business Conduct and Ethics is also available in the Investors section of our website at www.neogenomics.com. We intend to make any disclosures regarding amendments to, or waivers from, the Code of Business Conduct and Ethics required under Form 8-K by posting such information on our website.
Policy Against Hedging of Stock
Our insider trading policy prohibits our directors, officers, and employees from entering into hedging transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars, and exchange funds, because such transactions may permit a director, officer or employee to continue to own securities obtained through our employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the individual may no longer have the same objectives as our other stockholders.
Stockholder Recommendations for Board Candidates
Under its charter, the Nominating and Corporate Governance Committee is responsible for considering potential director nominees submitted by stockholders. The Nominating and Corporate Governance Committee does not have a formal policy with respect to the consideration of director candidates recommended by stockholders from other sources. Such recommendations should be

NeoGenomics, Inc.	15	2024 Proxy Statement

Proposal 1	Table of Contents
submitted to the Corporate Secretary of the Company and should include information about the background and qualifications of the candidate, as well as any other information required by our Amended and Restated Bylaws. (the "Bylaws").
Stockholder Communications with the Board
Stockholders may, at any time, communicate with the full Board or any individual member of the Board by mailing a written communication to NeoGenomics, Inc., 9490 NeoGenomics Way, Fort Myers, Florida 33912, Attention: Alicia Olivo, Corporate Secretary. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder, provide evidence of the sender’s stock ownership and clearly state whether the intended recipients are all members of the Board or a particular director or directors. The Corporate Secretary will then forward such correspondence, without editing or alteration, to the Board or to the specified director(s) on or prior to the next scheduled meeting of the Board. The Board will determine the method by which such submission will be reviewed and considered. The Board may also request the submitting stockholder to furnish additional information it may reasonably require or deem necessary to sufficiently review and consider the submission of such stockholder. The Corporate Secretary's Office generally does not forward communications from stockholders that are not related to the duties and responsibilities of the Board, including junk mail, service complaints, employment issues, business suggestions, job inquiries, opinion surveys, and business solicitations.
Vote Required for Approval
The nine nominees receiving the majority of votes cast “FOR” their election by stockholders virtually or by proxy will be elected. Proposal 1 is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares, your shares will not be counted as votes cast and will have no effect on the outcome of Proposal 1.
Board Recommendation
The Board unanimously recommends a vote “FOR” the election of each of the nominees as director in Proposal 1.

NeoGenomics, Inc.	16	2024 Proxy Statement

PROPOSAL 2—ADVISORY VOTE ON THE COMPENSATION PAID
TO OUR NAMED EXECUTIVE OFFICERS
We are providing our stockholders with the opportunity to express their views on our Named Executive Officers’ compensation as set forth under “Executive Compensation” by casting their vote on Proposal 2. This non-binding, advisory vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers as described in this Proxy Statement.
The Board believes our executive compensation program, which is described in detail in the “Executive Compensation” section, is designed to balance the goals of attracting and retaining talented executives who are motivated to achieve our annual and long-term strategic goals, while keeping the program affordable and appropriately aligned with stockholder interests and business results. We believe that our executive compensation program accomplishes these goals in a way that is consistent with our purpose and core values, and the long-term interests of the Company and its stockholders. Our equity compensation (which is primarily awarded in the form of stock option awards, restricted stock, and performance-based restricted stock with stock price growth and 3-year revenue growth vesting criteria) is designed to build executive ownership, align the incentives of our Named Executive Officers with those of our stockholders, and focus them on achieving our long-term strategic goals (both financial and non-financial).
Although the vote on Proposal 2 regarding the compensation of our Named Executive Officers is not binding, the Board and the Culture and Compensation Committee value the opinions of our stockholders and will consider the result of the vote when determining future executive compensation arrangements.
If this proposal is approved, our stockholders will be approving the following resolution:
RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders, is hereby approved.
Vote Required for Approval
The compensation paid to our Named Executive Officers will be considered approved if a majority of the votes cast by stockholders virtually or via proxy with respect to this matter are cast in favor of this Proposal 2.
Board Recommendation
The Board unanimously recommends a vote “FOR” Proposal 2.

NeoGenomics, Inc.	17	2024 Proxy Statement

PROPOSAL 3—FOURTH AMENDMENT OF THE EMPLOYEE STOCK PURCHASE PLAN
The Company currently maintains the NeoGenomics, Inc. Employee Stock Purchase Plan, most recently amended on April 14, 2022 and effective on June 2, 2022 (the “ESPP”).
The ESPP provides employees of the Company and its subsidiaries the opportunity to acquire an ownership interest in the Company through the purchase of Company common stock at a price below current market prices.
The Board approved and is recommending that the Company’s stockholders approve the Fourth Amendment of the ESPP (the “ESPP Amendment”) to increase the number of shares of common stock reserved for issuance under the ESPP by 1,000,000 shares to 3,500,000 shares. As of March 31, 2024, there were 2,500,000 shares of the Company’s common stock reserved under the ESPP, of which approximately 315,000 shares were available for future purchases. Accordingly, if the ESPP Amendment is approved, approximately 1,315,000 shares would be available for future purchases.
Other than the increase in reserved shares described above, the ESPP as amended by the ESPP Amendment continues to provide essentially the same substantive terms and provisions as the existing ESPP.
Description of the Plan
Administration of the ESPP
Our Board has authority to administer, interpret and implement the terms of the ESPP. The Board may delegate its powers under the ESPP to a committee of the Board composed of at least two members, each of whom may qualify as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act, and/or an “outside director” in accordance with Section 162(m) of the Code. References to the Board herein will mean the committee as well. The Board will have the discretion to set the terms of each offering in accordance with the provisions of the ESPP, to designate any subsidiaries of the Company to participate in the ESPP, to make all determinations regarding the ESPP, including eligibility, and otherwise administer the ESPP. Our Board has delegated administration of the ESPP to the Culture and Compensation Committee. In this summary, we use the term “our Board” to refer to the administrator of the ESPP.
Number of Authorized Shares
If the ESPP Amendment is approved, a total of 3,500,000 shares of our common stock will be reserved under the amended ESPP, of which approximately 1,315,000 shares would be available for future purchases under the ESPP, subject to adjustment in the event of any significant change in our capitalization, such as a stock split, a combination or exchange of shares, or a stock dividend or other distribution. If any option under the ESPP is terminated without having been exercised, the shares of common stock subject to such option will again become available under the ESPP.
Eligibility and Participation
All our employees are generally eligible to participate in the ESPP. However, the Board may provide with respect to any offering that employees will not be eligible to participate in the offering if they are customarily employed by us or any participating subsidiary for less than 20 hours per week or less than five months in any calendar year. As of March 31, 2024, approximately 2,000 employees were eligible to participate in the ESPP. The Board also may exclude from an offering period highly compensated employees or employees who have not satisfied a minimum period of employment with us, which may not exceed a period of two years. In addition, an employee may not be granted rights to purchase stock under our ESPP if such employee would:
•immediately after any grant of purchase rights, own stock possessing five percent or more of the total combined voting power or value of all classes of our capital stock; or
•hold rights to purchase stock under all our employee stock purchase plans that would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year.
Offering Periods
The ESPP provides for offering periods as short as one month or as long as 27 months. The Board may specify a maximum number of shares of common stock that any participant may purchase during an offering period. During each offering period, participants authorize payroll deductions on an after-tax basis from the participants’ base pay, subject to certain limits.

NeoGenomics, Inc.	18	2024 Proxy Statement

Table of Contents	Proposal 3
Exercise of Purchase Rights
Amounts deducted and accumulated by the participant are used to purchase shares of our common stock at the end of each offering period. The purchase price of the shares will not be less than 85% of the fair market value of our common stock on the first trading day of the offering period or on the last day of the offering period, whichever is lower. The fair market value of our common stock as of March 28, 2024, was $15.72 per share. Participants may withdraw from participation in the ESPP at any time during an offering period and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon termination of employment with us.
Corporate Transactions
In the event of a sale of all or substantially all the assets of the Company or a merger or consolidation or other corporate transaction, the surviving or acquiring corporation shall assume outstanding rights under the ESPP or, in the event any surviving or acquiring corporation refuses to assume such rights, then as determined by the Board, such rights may continue in full force and effect, the applicable offering may be terminated and accumulated payroll deductions refunded to the participants or the participants’ accumulated payroll deductions may be used to purchase shares prior to such transaction.
Amendment and Termination
The Board in its discretion may amend, suspend, or terminate the ESPP at any time. Unless sooner terminated the Plan will terminate at the earlier of the time that all the shares reserved under the ESPP have been issued under the terms of the ESPP or June 2, 2032. Notwithstanding the foregoing, no amendment or termination may adversely affect any outstanding rights to purchase stock under our ESPP.
New Plan Benefits
Because awards to employees under the ESPP are based on voluntary contributions in amounts determined by the participant, the benefits and amounts that will be received or allocated under the ESPP are not determinable at this time. Future purchase prices are not determinable because they are based upon the lesser of (a) the fair market value of shares of our common stock at the beginning of each applicable offering date; or (b) the fair market value of shares of our common stock on the purchase date.
Federal Income Tax Considerations
THE FOLLOWING DISCUSSION ADDRESSES ONLY THE GENERAL FEDERAL INCOME TAX CONSEQUENCES UNDER THE PLAN. IT DOES NOT ADDRESS THE IMPACT OF STATE AND LOCAL TAXES, THE FEDERAL ALTERNATIVE MINIMUM TAX OR SECURITIES LAWS RESTRICTIONS, AND IS INTENDED FOR GENERAL INFORMATION PURPOSES ONLY.
It is the intention of the Company to have the ESPP qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the ESPP, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code. The Company believes that the following federal income consequences normally will apply with respect to the ESPP.
The payroll deductions withheld from a participant’s pay under the ESPP will be taxable income to the participant and must be included in the participant’s gross income for federal income tax purposes in the year which such amounts otherwise would have been received.
A participant will not be required to recognize any income for federal income tax purposes either at the time the participant is granted an option (which will be on the first day of the offering period) or by virtue of the exercise of the option (which will take place on the last day of such offering period). The federal income tax consequences of a sale or disposition of shares acquired under the ESPP depend in part on the length of time the shares are held by a participant before such sale or disposition. If a participant sells or otherwise disposes of shares acquired under the ESPP (other than any transfer resulting from death) within two years after the first day of the applicable offering period or one year after the shares are acquired (the “Holding Period”), the participant must recognize ordinary compensation income in the year of such disposition in an amount equal to the excess of (i) the fair market value of the shares on the date such shares were acquired over (ii) the price paid for the shares by the participant. The amount of “ordinary” compensation income recognized by the participant will be added to the participant’s basis in such shares for purposes of determining any additional gain or loss realized by the participant on the sale of the shares. Any such additional gain or loss will be taxed as capital gain or loss, long or short, depending on how long the participant held the shares.
If a participant sells shares acquired under the ESPP after the Holding Period or if the participant dies, the participant or the participant’s estate must include as ordinary compensation income in the year of sale (or the taxable year ending upon death) an amount equal to the lesser of (i) the excess of the fair market value of the shares on the first day of the offering period over the option price (determined as if the option had been exercised on the first day of the offering period), or (ii) the excess of the fair market value of the shares at the time of sale of the shares or on the date of death over the price paid for the shares by the participant. Except in the case of a transfer as a result of death, the amount of ordinary income recognized by the participant will be added to the participant’s basis in such shares. Any gain realized upon the sale in excess of such basis will be taxed as a long-term capital gain. Any loss realized will be treated as long-term capital loss.

NeoGenomics, Inc.	19	2024 Proxy Statement

Proposal 3	Table of Contents
The Company will not receive any income tax deduction as a result of issuing shares pursuant to the ESPP except, subject to limitations under the Internal Revenue Code, to the extent that a participant is required to include as ordinary income amounts arising upon the sale or disposition of such shares as discussed above.
Effective Date
The ESPP Amendment will be effective as of the date approved by our stockholders.
Vote Required for Approval
The ESPP Amendment will be approved if a majority of the votes cast by stockholders in person or via proxy with respect to this matter are cast in favor of this Proposal 3. If the stockholders do not approve the ESPP Amendment, it will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and our stockholders. The proposal to approve the ESPP Amendment is a “non-discretionary” or “non-routine” item, meaning that brokerage firms cannot vote shares in their discretion on behalf of a client if the client has not given voting instructions. Accordingly, if you hold your shares in street name and fail to instruct your broker to vote your shares for the proposal, your shares will not be counted as votes cast for the proposal and will have no effect on the outcome of this Proposal 3.
Board Recommendation
The Board unanimously recommends a vote “FOR” Proposal 3.

NeoGenomics, Inc.	20	2024 Proxy Statement

PROPOSAL 4—RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
On February 14, 2024, the Audit and Finance Committee of the Board appointed Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
Although ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, the Board is submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification because we value the views of our stockholders. In the event that stockholders fail to ratify the appointment of Deloitte & Touche LLP, the Audit and Finance Committee will review its future selection of its independent registered public accounting firm. Even if the appointment is ratified, the ratification is not binding and the Audit and Finance Committee may, in its discretion, select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our Company and our stockholders.
Representatives from Deloitte & Touche LLP are expected to be present at the 2024 Annual Meeting.
Independent Registered Public Accounting Firm Fees
Summarized below is the aggregate amount of various professional fees billed by Deloitte & Touche LLP, for the years ended December 31, 2023 and 2022.

	2023 ($)	2022 ($)

Audit fees	1,772,689	1,949,493
Audit related fees	276,737	233,102
Tax fees	58,261	—
All other fees	4,140	4,140
Total	2,111,827	2,186,735
Audit Fees. Amounts include fees to audit and review the Company’s annual and quarterly reports filed with the SEC, as well as regulatory filings. Audit fees consisted of fees for services rendered in connection with the annual audit of our consolidated financial statements, quarterly reviews of financial statements included in our quarterly reports on Form 10-Q, and the audit of internal control over financial reporting. Audit fees also consisted of services provided in connection with consultation on accounting matters and SEC registration statement services.
Audit Related Fees. Amounts include fees related to stand-alone audits of international subsidiaries. For the year ended December 31, 2023, fees also include internal control advisory services. For the year ended December 31, 2022, fees also include the audit of the Schedule of Health and Human Services Awards performed under Generally Accepted Governmental Auditing Standards.
All other fees. Amounts billed for the years ended December 31, 2023 and 2022 relate to accounting research database subscription services.
The Audit and Finance Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, including the estimated fees and other terms of any such engagement. During 2023, the Audit and Finance Committee pre-approved all audit and permitted non-audit services provided by Deloitte & Touche LLP.

NeoGenomics, Inc.	21	2024 Proxy Statement

Proposal 4	Table of Contents
Audit and Finance Committee Report
The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Audit and Finance Committee operates under a written charter, which has been adopted by the Board. The Audit and Finance Committee charter governs the operations of the Audit and Finance Committee and sets forth its responsibilities, which include providing assistance to the Board with the oversight of (1) the quality and integrity of our financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the Company’s enterprise risks, including but not limited to risks relating to the Company’s information technology use and protection, data governance, privacy, and cybersecurity, and the Company’s strategy to mitigate such risks, (4) the independent auditor’s qualifications and independence, (5) the performance of our internal audit function and independent auditors, and (6) working in coordination with the Compliance Committee of the Board, the implementation and effectiveness of the Company’s ethics and compliance program. It is not the duty of the Audit and Finance Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete, accurate and have been prepared in accordance with generally accepted accounting principles and applicable rules and regulations. These responsibilities rest with management and the Company’s independent registered public accounting firm. In fulfilling its responsibilities, the Audit and Finance Committee has reviewed and discussed the audited consolidated financial statements of the Company for the year ending December 31, 2023, with management and Deloitte & Touche LLP.
The Audit and Finance Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Committee has received during the past fiscal year the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit and Finance Committee concerning independence and has discussed with Deloitte & Touche LLP its independence from the Company and its management.
In reliance on the reviews and discussions referred to above, the Audit and Finance Committee recommended to the Board that the audited, consolidated financial statements for the fiscal year ended December 31, 2023, be included in its Annual Report on Form 10-K for the year ending December 31, 2023, for filing with the SEC.

MEMBERS OF THE AUDIT AND FINANCE COMMITTEE
Michael Kelly (Chair)
Bruce Crowther
Elizabeth Floegel
David Perez
Tony Zook
Vote Required for Approval
The ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2024, will be approved if a majority of the votes cast by stockholders virtually or via proxy with respect to this matter are cast in favor of this Proposal 4.
Board Recommendation
The Board unanimously recommends a vote “FOR” Proposal 4.

NeoGenomics, Inc.	22	2024 Proxy Statement

EXECUTIVE OFFICERS

Executive Officer	Age	Current Position

Christopher Smith	61	Director and Chief Executive Officer
Jeffrey Sherman	58	Chief Financial Officer
Gregory Aunan	54	Chief Accounting Officer
Alicia Olivo(1)	40	EVP, General Counsel & Business Development
Melody Harris	58	President, Enterprise Operations
Warren Stone	51	President, Clinical Services
Vishal Sikri(2)	48	President, Advanced Diagnostics
(1)Effective January 1, 2024, Ms. Olivo was appointed EVP, General Counsel & Business Development.
(2)Effective January 13, 2023, Mr. Sikri was appointed President, Advanced Diagnostics.
Non-Director Executive Officers
Background information, as of the date of this proxy statement, for executive officers who are not nominees for election as directors is set forth below:
Jeffrey Sherman
Chief Financial Officer
Mr. Sherman joined NeoGenomics in December 2022 as the Company’s Chief Financial Officer. Prior to joining the Company, Mr. Sherman served as the Chief Financial Officer of Privia Health Group, Inc., a national physician enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care. Prior to joining Privia, Mr. Sherman served as the Executive Vice President, Chief Financial Officer and Treasurer at HMS, a technology, analytics, and engagement solutions provider helping organizations reduce costs and improve health outcomes, from 2014 to 2021. Mr. Sherman was part of the team that helped drive significant improvement in operating performance at HMS during his tenure and led the process which resulted in a sale to Veritas-backed, Gainwell Technologies for $3.4 billion in April 2021. Prior to that, Mr. Sherman served as Executive Vice President and Chief Financial Officer of AccentCare, a healthcare delivery organization, from 2013 to 2014. Mr. Sherman previously served as Executive Vice President and Chief Financial Officer of Lifepoint Hospitals, Inc. from 2009 to 2013. His experience also includes senior finance positions with Tenet Healthcare Corporation including Treasurer, and Divisional and Hospital CFO roles. Mr. Sherman holds a bachelor’s degree in Finance/Accounting from the University of Colorado, Boulder and an MBA from the University of Southern California.
Gregory Aunan
Chief Accounting Officer
Mr. Aunan joined NeoGenomics in April 2023 as the Company’s Senior Vice President, Accounting and Treasury. In May 2023, Mr. Aunan’s title changed to Chief Accounting Officer. Prior to joining the Company, Mr. Aunan served as Senior Vice President and Chief Accounting Officer of HMS Holdings Corp. from June 2015 to July 2021. Prior to his time with HMS, Mr. Aunan served as Chief Financial Officer of the international law firm Locke Lord LLP from March 2013 to December 2014. Prior to that time, Mr. Aunan was at KPMG LLP from 1996, where he served as an audit partner from 2008 to February 2013. Mr. Aunan has over 20 years of progressive accounting and auditing experience with focus in consumer markets and retail sectors. He is a licensed Certified Public Accountant and holds an M.B.A. from Drake University and a B.B.A. from the University of Iowa.
Alicia Olivo
EVP, General Counsel & Business Development
Ms. Olivo joined NeoGenomics in September 2019 as the Company’s Assistant General Counsel. In mid-April 2022, she began serving as the Company’s Interim General Counsel, a role she held until her appointment to General Counsel and Corporate Secretary in August 2022. In January 2024, her role was expanded, and she was appointed EVP, General Counsel & Business Development. Ms. Olivo has more than 16 years of corporate and legal experience. Prior to joining NeoGenomics, Ms. Olivo served as a Director in the tax practice at PricewaterhouseCoopers, LLP from 2017 to 2019. Previously, Ms. Olivo held various roles of increasing scope and responsibility at General Electric from 2008 to 2017. Ms. Olivo holds a BS from the University of Florida and a JD from Marquette University School of Law.

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Executive Officers	Table of Contents
Melody Harris
President, Enterprise Operations
Ms. Harris joined NeoGenomics in December 2022 as the Company’s President, Enterprise Operations. Prior to joining the Company, from 2018, Ms. Harris was President and Chief Operating Officer for SomaLogic, Inc., a protein biomarker discovery and clinical diagnostics company. At SomaLogic, Ms. Harris had profit and loss responsibility for the company’s commercial, product and global operations, along with its marketing, regulatory, IT, legal and human resources departments. In addition, she led the transition of the company into a public company. Prior to SomaLogic, Ms. Harris held executive positions in the healthcare space for Qualcomm Life and HealthyCircles. At Qualcomm, Ms. Harris led corporate deals and M&A transactions and worked extensively across Qualcomm in leading the integration efforts of those acquisitions. Ms. Harris has led deals across the healthcare spectrum including with Merck, Telus Health Solutions, United Health Group, Novartis, Surescripts, CVS and the American Heart Association. Prior to HealthyCircles, Ms. Harris held a variety of other executive leadership roles, including president of an international consumer-focused brand management firm, and executive vice president of an international software development and consulting firm in the broadcasting space. Ms. Harris has served in multiple community and public roles including as a trustee of Metropolitan State University of Denver, director of the Stapleton Development Corporation, member of two Colorado gubernatorial transition committees, policy advisor to Denver Mayor Michael Hancock and member of his transition team, and energy policy advisor and lead writer of the Bill Ritter for Governor campaign’s New Energy Economy white paper in 2006. Ms. Harris holds a BA, cum laude, in Political Science from the University of Denver and a JD, cum laude, from the Harvard Law School.
Warren Stone
President, Clinical Services
Mr. Stone joined NeoGenomics in November 2022 as the Company’s President, Clinical Services. Prior to joining the Company, from 2020 to 2022, Mr. Stone was President, Commercial Americas for Ortho Clinical Diagnostics, a leading global provider of in-vitro diagnostics solutions to the clinical laboratory and transfusion medicine communities. Prior to Ortho Clinical, from 1992 to 2020, Mr. Stone served in various roles, at MillisporeSigma (formerly EMDMillipore), the Life Science business of Merck KGaA Darmstadt, Germany, and a leading provider of laboratory materials, technologies and services to scientists and engineers in the U.S., Canada and Latin America. His roles included Senior Vice President, Research Commercial Americas (Life Science Division) from 2016 to 2020, and Vice President of Sales North America (Life Science division) from 2014 to 2015. Prior to that role, Mr. Stone served as General Manager and Vice President of Lab Essentials based in Germany, where he led the global transformation to Advanced Analytics from 2012 to 2014. Mr. Stone holds an MBA from Suffolk University.
Vishal Sikri
President, Advanced Diagnostics
Mr. Sikri joined NeoGenomics in May 2022 as the Company’s President and Chief Commercial Officer, Inivata Division. In June 2022, he was appointed President, Pharma Services and President and Chief Commercial Officer, Inivata. Subsequently, in January 2023, he was appointed President, Advanced Diagnostics. Prior to joining the Company, from 2021 to 2022, Mr. Sikri held various roles for Invitae Corp., including President of Oncology and Senior Vice President of Oncology Product Strategy and Management. Prior to Invitae, from 2017 to 2021, Mr. Sikri served as U.S. General Manager of Biocartis, a commercial stage molecular diagnostics company. Mr. Sikri also served as Vice President of Commercial Operations for Sysmex Inostics, a biotechnology company specializing in blood-based cell-free tumor DNA oncology testing services, from 2007 to 2010. Prior to Sysmex Inostics, Mr. Sikri held multiple positions at Abbott Diagnostics. Mr. Sikri received a BS from Beloit College, an MS from the University of Wisconsin-Madison, and an MBA from Loyola University of Chicago Graduate School of Business.

NeoGenomics, Inc.	24	2024 Proxy Statement

COMPENSATION OF INDEPENDENT DIRECTORS
Each of our independent directors is entitled to receive compensation for the director's service on the Board. Our Culture and Compensation Committee reviews our independent director compensation program on an annual basis with its independent advisor, including a review of the director compensation programs of our executive compensation peers. Any recommended changes to the program are then presented to the independent members of our Board for their consideration and approval. We aim to provide a competitive compensation program to attract and retain high quality directors. For 2023 planning, we again engaged our independent advisor, WTW, to review market data and competitive information on the compensation for our directors. For service as a director during 2023, each independent director received annual compensation of $50,000. The independent director appointed as Chair of the Board received additional annual compensation of $62,500. In addition, independent directors who serve on committees received the following compensation:
•Directors serving as Audit and Finance Committee members received annual compensation of $10,000. The Director serving as chair of the Audit and Finance Committee received annual compensation of $20,000.
•Directors serving as Culture and Compensation Committee members received annual compensation of $7,500. The Director serving as chair of the Culture and Compensation Committee received annual compensation of $15,000.
•Directors serving as Compliance Committee members received annual compensation of $5,000. The Director serving as chair of the Compliance Committee received annual compensation of $10,000.
•Directors serving as Nominating and Corporate Governance Committee members received annual compensation of $5,000. The Director serving as chair of the Nominating and Corporate Governance Committee received annual compensation of $10,000.
Amounts described above are paid in cash on a quarterly basis and are pro-rated based on the date of appointment to the Board and/or the duration of time served in each role. All directors are also entitled to reimbursement of their reasonable out-of-pocket expenses for attendance at Board and Committee meetings.
For service as a director during 2023, independent directors received total annual equity compensation having a grant date fair value of $240,000. On August 10, 2023, each independent director was granted 11,336 shares of restricted stock and 8,353 stock option awards. These restricted stock awards and stock option awards will vest on August 10, 2024.
The Committee believes the total compensation package for directors the Company offered in 2023 was reasonable and appropriately aligned the interests of directors with the interests of our stockholders by ensuring directors have an equity stake in our Company.
Independent Director Compensation Tables
The following table provides the compensation of each of our independent directors for the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Total ($)

Lynn Tetrault	125,000	168,000	72,000	365,000
Bruce Crowther	73,451	168,000	72,000	313,451
David Daly(2)	—	—	—	—
Dr. Alison Hannah	65,000	168,000	72,000	305,000
Stephen Kanovsky(3)	69,200	168,000	72,000	309,200
Michael Kelly	77,500	168,000	72,000	317,500
David Perez(3)	69,800	168,000	72,000	309,800
Dr. Neil Gunn(3)(4)	36,309	168,000	72,000	276,309
Tony Zook(4)	36,226	168,000	72,000	276,226
Elizabeth Floegel(4)	33,393	168,000	72,000	273,393
Rachel Stahler(5)	16,250	—	—	16,250
(1)Amounts shown represent grant date fair value computed in accordance with ASC Topic 718, with respect to restricted stock awards and stock option awards granted to the independent directors. The amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Each restricted stock award was granted with a fair market value based on the closing price of our common stock on the

NeoGenomics, Inc.	25	2024 Proxy Statement

Independent Compensation Tables	Table of Contents
day prior to the grant date. Each stock option was granted with an exercise price equal to the closing price of our common stock on the day prior to the grant date. See Item 8. Note 2. Summary of Significant Accounting Policies, to our Consolidated Financial Statements of our Annual Report on Form 10-K as filed with the SEC on February 20, 2024, for a description of the valuation methodology of stock and option awards.
(2)Mr. Daly resigned from the Board effective January 19, 2023.
(3)Members of the ad hoc Special Litigation Committee established to investigate and evaluate certain derivative claims receive an hourly cash fee for their service. During 2023, Mr. Kanovsky received an additional fee of $4,200, Mr. Perez received an additional fee of $4,800 and Dr. Gunn received an additional fee of $4,200 for their service on the ad hoc Special Litigation Committee.
(4)Dr. Gunn, Mr. Zook, and Ms. Floegel were appointed to the Board effective June 26, 2023.
(5)Ms. Stahler resigned from the Board effective June 26, 2023.
The aggregate number of unvested shares of restricted stock and stock option awards granted and outstanding for the year ended December 31, 2023, were as follows:

Name	Shares of Restricted Stock	Number of Shares Underlying Options

Lynn Tetrault	11,336	8,353
Bruce Crowther	11,336	8,353
David Daly(1)	—	—
Dr. Alison Hannah	11,336	8,353
Stephen Kanovsky	11,336	8,353
Michael Kelly	11,336	8,353
David Perez	11,336	8,353
Dr. Neil Gunn(2)	11,336	8,353
Tony Zook(2)	11,336	8,353
Elizabeth Floegel(2)	11,336	8,353
Rachel Stahler(3)	—	—
(1)Mr. Daly resigned from the Board effective January 19, 2023.
(2)Dr. Gunn, Mr. Zook, and Ms. Floegel were appointed to the Board effective June 26, 2023.
(3)Ms. Stahler resigned from the Board effective June 26, 2023.

NeoGenomics, Inc.	26	2024 Proxy Statement

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
2023 Named Executive Officers
The following individuals were Named Executive Officers in 2023:

Named Executive Officer	Title	Dates of Service as NEO

Christopher Smith	Director and Chief Executive Officer	August 2022 - Present
Jeffrey Sherman	Chief Financial Officer	December 2022 - Present
Melody Harris	President, Enterprise Operations	December 2022 - Present
Warren Stone	President, Clinical Services	November 2022 - Present
Vishal Sikri	President, Advanced Diagnostics(1), former President, Pharma Services and President and Chief Commercial Officer, Inivata	May 2022 - Present
(1)Appointed January 2023.
Overview and Philosophy
The Culture and Compensation Committee strives to create a compensation structure that supports a pay-for-performance culture and strongly believes that executive compensation should be tied to the performance of the Company and stockholder returns.
In establishing compensation, the Committee leverages guiding principles to drive decisions that are aligned with this pay-for-performance culture. These guiding principles include:
•High Performance: We believe compensation should be tied to our success in delivering on our mission and the value we create for our clients, patients, and stockholders.
•Market Driven: We compete to attract and retain the best employees in the healthcare market. To ensure that we are successful in securing the employees that possess the knowledge and skill set that we need to be the market leader, we consider market conditions and the competitive environment.
•Align Interests: We believe that our long-term success is dependent on our employees feeling a sense of company ownership and alignment with our stockholder interests, and we will strive to develop an inextricable link.
•Communication: We will clearly and transparently share our compensation philosophy and program with all employees.
Consistent with these guiding principles, our compensation philosophy is focused on providing our executive officers with compensation and benefits that are competitive and that meet our goals of attracting, retaining, and motivating highly skilled management. The levels of compensation we provide should be competitive, reasonable, and appropriate for our business needs and circumstances.
Our executive compensation program focuses on both short and long-term results and is composed of three key elements:
(1)base salaries, which reflect various factors including market-competitive pay levels, scope of the position, experience, individual performance, and strategic criticality;
(2)annual cash incentive opportunities, which reflect Company and individual performance; and
(3)longer-term stock-based incentive opportunities under our equity incentive plan, generally in the form of stock option awards, restricted stock grants or performance share units, which link the interests of senior management with our other stockholders. Equity incentive grants are generally subject to three-year vesting provisions.
Each of our compensation elements is designed to simultaneously fulfill one or more of our core objectives.
Our compensation program is administered under a rigorous process that includes our Culture and Compensation Committee soliciting the advice of an independent third-party consultant (which reports directly to the Culture and Compensation Committee, not to management) and long-standing, consistently applied policies with respect to establishing short-term incentive targets, long-term equity targets, the timing of equity grants, the pricing of stock option awards, and the periodic review of peer group practices.

NeoGenomics, Inc.	27	2024 Proxy Statement

Executive Compensation	Table of Contents
2023 Performance Highlights
Fiscal 2023 was characterized as a year of very strong business performance while continuing to navigate another year of change and transition for NeoGenomics. The Company added new leaders to its executive leadership team, as well as many new talented individuals to create an agile and broad leadership team. Building a talented pipeline of contributors and leaders through internal and external succession planning is an important part of our growth strategy. The Company embraced and emphasized its commitment to its mission of saving lives by improving patient care and to its vision of becoming the world’s leading cancer testing, information, and decision support company by providing uncompromising quality, exceptional service, and innovative solutions.
During 2023, the Company made significant progress throughout the business to support sustainable, long-term growth, including:
•Strong business results led to a total year-on-year revenue increase of ~16% and positive adjusted EBITDA, both ahead of guidance;
•Outpaced competitor set from a market cap growth and stock price performance perspective;
•Dramatic sustainable improvements in operational effectiveness drove substantial increases in both adjusted gross profit (~27.5%) and adjusted gross margin (to ~44.7%);
•Executed a reorganization in the first quarter to help prioritize our investments, optimize our general and administrative spend and enable execution of our strategic priorities.
•Re-invested in our operating model and our people. This includes introducing a new go-to-market strategy within our clinical commercial business to ensure enhanced focus on our customers and patients. We also made significant investments in strengthening our lab operations staff and workflow to ensure we can continue to deliver excellence in support of our customers.
•Introduced our strategic objectives focus chart centered around driving sustainable collaborative execution and outcomes. The core strategy here is to drive outcomes around profitable growth across our core clinical business, accelerating prowess and impact across advanced diagnostics, enhancing our people & culture, and driving value creation for both our stockholders and customers.
•Launched Neo Comprehensive NGS assay for solid tumors, continue to provide innovative solutions for assay improvement, and reimbursement approvals; and
•Enhanced our vision and collective focus around “NEOSpirit” to better integrate the Company through strong collaboration, align our core capabilities and enhance communication.
These strategic operational initiatives helped to drive improvements throughout the business, including sequential revenue, gross margin, and adjusted EBITDA growth in each of the four quarters of 2023. During 2023, consolidated revenues increased $81.9 million, or 16.1%, year-over-year. Revenues in our Clinical Services segment increased $76.9 million, or 18.4%, year-over-year, primarily driven by an increase in test volume, a more favorable test mix, and an increase in average unit price due to strategic reimbursement initiatives. Advanced Diagnostics revenue increased $5.0 million, or 5.5% year-over-year primarily driven by increased volume and higher billings across its portfolio.
Executive compensation decisions made by the Culture and Compensation Committee in 2023 reflected the events noted above as well as the macro environment. The annual incentive plan outcome for fiscal 2023 was determined in the first quarter of 2024 based on Company performance and the performance of our executive officers. Separate from the company-wide financial and individual performance outcomes, the Culture and Compensation Committee approved a corporate performance score of 98% of target (“the Corporate Performance Score”) based on performance relative to our strategic critical success factors. Annual focus areas are established each year to align with our strategic critical success factors. In 2023, our focus areas included: profitability grow our core business; accelerate Advanced Diagnostics; enhance our people and culture; and drive value creation. Measurement against the achievement of these focus areas provides for continuous alignment with our common purpose and vision. Payments varied by Named Executive Officer, reflecting the individual’s performance objectives and achievements for the year relative to each Named Executive Officer’s goals. The Culture and Compensation Committee believes that the compensation of our Named Executive Officers for 2023 aligned with both our performance in 2023 and the objectives of our executive compensation policies.
Our executive compensation framework purposefully emphasizes at-risk pay, annual bonuses are earned based on annual performance objectives and achievements during the year, performance stock unit awards are earned based on multi-year performance objectives and achievements over the vesting period, and the value of restricted stock awards, stock options, and performance stock unit awards, may change based on the Company's stock price performance through the awards' vesting period or exercise period. For 2023, approximately 85% of our Named Executive Officers' compensation was at risk.
During 2023, the Culture and Compensation Committee took the following actions:
•Strengthened the Company's Focus on Human Capital – Throughout 2023 in partnership with new leadership we have strengthened our human capital initiatives including succession planning and pay-for-performance.
•Enhanced Stockholder Engagement Efforts – We continued to increase our proactive stockholder engagement, including having the Chair of our Culture and Compensation Committee engage with stockholders on topics that included

NeoGenomics, Inc.	28	2024 Proxy Statement

Table of Contents	Executive Compensation
our executive compensation program and ESG. We have summarized feedback from several stockholders in the “View from our Stockholders” section of this Proxy Statement.
•Improved Plan Designs – Beginning in 2023, we introduced a more robust short-term incentive plan that focuses on business performance primarily and a performance stock unit component to our Named Executive Officer equity awards that is measured against share price growth.
The Culture and Compensation Committee believes that these decisions appropriately reflect the significant business achievements of 2023 and provide meaningful retention and alignment to our investment and growth priorities over the next five years. Additional information, as well as details on the compensation practices and policies more generally, are detailed in the balance of the Compensation Discussion & Analysis.
Compensation Design
Compensation Strategy
We believe that having the right management team leading NeoGenomics and our employees globally is critical in our ability to achieve our financial and strategic objectives. Our compensation philosophy offers our executive officers compensation and benefits that are competitive and meet our goals of attracting, retaining, and motivating highly skilled management, which is necessary to create long-term value for our stockholders. We believe the levels of compensation we provide should be competitive, reasonable, and appropriate for our business needs and circumstances, especially when considering the turnaround nature of our goals.
Alignment with NeoGenomics’ Strategy
NeoGenomics is a high-complexity clinical laboratory that specializes in cancer genetics, diagnostic testing, and pharma services. Our testing services include cytogenetics, FISH, flow cytometry, IHC, molecular testing and morphologic analysis. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, integrated service delivery networks, and managed care organizations throughout the United States and pharmaceutical companies globally.
Underpinned by our values of Quality, Integrity, Accountability, Teamwork, and Innovation, we believe that focusing on saving lives by improving patient care will drive profitable growth for our stockholders to the benefit of all our stakeholders.
Our vision is to become the world’s leading cancer testing, information, and decision support company by providing uncompromising quality, exceptional service, and innovative solutions. This vision is reflected in how we have designed our compensation programs with specific emphasis on performance metrics that are aligned with our short and long-term strategic objectives.

Metric	How we Use it	Why it Matters
Revenue	Financial metric
Our vision is to be the world’s leading cancer testing, information, and decision support company by providing uncompromising quality, exceptional service, and innovative solutions. Increases in revenue through the execution of strategic opportunities aligns management performance with the achievement of that vision and stockholder value realization.

Adjusted EBITDA	Financial metric	We continue to seek profitable growth to achieve outstanding performance for our stockholders. Adjusted EBITDA focuses our management team on balancing the profitability of our ongoing operations with the implementation of strategic initiatives to provide for future growth.
Strategic Critical Success Factors	Company metric
We believe that a culture of motivated and engaged employees will deliver superior service to our clients, leading to customer satisfaction and retention, which will continue to increase stockholder value. Annual focus areas are established each year to align with our strategic critical success factors. In 2023, our focus areas included: profitably grow our core business; accelerate Advanced Diagnostics; enhance our people and culture; and drive value creation. Measurement against the achievement of these focus areas provides for continuous alignment with our common purpose and vision.

Individual Performance	Individual metric
Each executive that participates in the Management Incentive Plan (“MIP”) plays a unique role in the Company’s strategic objectives. Including individual performance goals for each executive that are in line with the executive’s major responsibilities ensures that incentive payments relate to both Company performance as well as individual performance.

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Compensation Elements
Our compensation program aims to retain our executive leaders over the long-term. In accordance with our compensation philosophy we provide competitive fixed cash compensation, an annual incentive program that aligns pay with in-year progress against our longer-term goals, and long-term incentive awards in the form of restricted stock awards, performance share units and stock options that provide clear and transparent alignment to sustainable stockholder value creation. The aggregate value of base salary, annual incentive and long-term incentives is generally positioned within a market competitive range.
The following table summarizes the purpose and key features of each element of compensation.

Element	Purpose	Key Features
Base Salary	Provide competitive baseline compensation for role
•Fixed cash compensation
•Amounts informed by levels in the market, taking account of the role, scope of the position, experience, performance and strategic criticality
•As a starting point, we review market median benchmark ranges, and position against that range based on a variety of factors, including performance, criticality, unique skills, experience, and other relevant factors

Annual Incentive	Reward for the achievement of both NeoGenomics and individual performance during the year
•Variable cash compensation
•Target opportunity informed by levels in the market
•Actual value based on financial performance, company-defined critical strategic success factors and the executive’s performance against individual objectives

Long-Term Incentives	Align with the long-term interests of NeoGenomics, our stockholders and our employees, while rewarding long-term sustainable value creation and driving retention
•Grants of stock option awards, restricted stock awards and performance share units generally made annually to Named Executive Officers
•Variable equity-based compensation
•Target opportunity informed by levels in the market
•Options require stock price appreciation to yield value
•Restricted stock and options have three-year ratable vesting, options have a ten-year term and performance share/stock units have 3-year growth vesting targets

For the year ended 2023, the majority of compensation awarded to, earned by and paid to the individuals that served as our Chief Executive Officer and other Named Executive Officers was variable, performance-based, and/or granted for inducement or retentive purposes. Please refer to the Summary Compensation Table and the related footnotes for further details regarding the breakout of the Chief Executive Officer’s and other Named Executive Officers’ compensation for the year ended December 31, 2023.

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Compensation Best Practices
What We Do:		What We Avoid:
✓	Pay for performance	✗	No tax gross-ups on any change-in-control benefits
✓	Deliver majority of executive compensation in the form of variable or performance-based pay	✗	No hedging or pledging of NeoGenomics stock
✓	Align annual performance objectives with our strategy	✗	No excessive perquisites, benefits, or pension payments
✓	Conduct annual assessment of Chief Executive Officer pay versus performance	✗	No reloading or repricing of stock option awards
✓	Take into consideration the compensation levels of a relevant peer group of companies when setting compensation	✗	No option grants with an exercise price below fair market value
✓	Cap payout opportunities under our incentive plans
✓	Impose share ownership and retention requirements
✓	Impose clawback policy
✓	Limit change-in-control benefits to double trigger
✓	Solicit an annual ‘say on pay’ vote
✓	Engage an independent compensation consultant
Culture and Compensation Governance
Culture and Compensation Oversight; Role of Executive Officers
The Culture and Compensation Committee, chaired by Mr. Anthony Zook and comprised of independent Directors, is responsible for discharging the Board’s responsibilities relating to compensation of our executive officers, including the Chief Executive Officer. The Culture and Compensation Committee has overall responsibility for approving and evaluating all our compensation plans, policies and programs as they affect our executive officers. This includes reviewing and approving the compensation of the Named Executive Officers, approving performance goals, and reviewing the achievement of performance goals at year end.
In exercising its duties, the Culture and Compensation Committee receives information and support from management and guidance from an independent advisor.
The Culture and Compensation Committee is wholly responsible for any changes in compensation for the Chief Executive Officer, and the Chief Executive Officer is not included in any discussions regarding changes to the Chief Executive Officer's own compensation. For other Named Executive Officers recommendations are made by the Chief Executive Officer regarding annual base salary, equity awards, and target bonus increases and are subsequently reviewed and approved by the Culture and Compensation Committee.

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The Annual Process
The Culture and Compensation Committee typically meets at least four times a year to consider the following items:

Quarter	Typical Meeting Topics
Q1
•Setting compensation for Company executive officers, including the review and approval of executive benchmarking and pay recommendations, salary adjustments, annual bonus payouts, and long-term incentive award values;
•Approve annual company and individual performance goals for the year ahead;
•Assess compliance versus stock ownership guidelines;
•Review historical equity awards and resulting burn rates; and
•Engage in various stockholder outreach and engagement activities.

Q2
•Review and finalize compensation discussion and analysis section of the proxy statement; and
•Monitor the Company’s incentive and equity-based compensation plan, including the review and approval of annual equity grants.
•Review and finalize Board of Director compensation with guidance from WTW, our independent outside compensation consultant.

Q3
•Review and discuss proxy advisor reports and any other investor feedback;
•Receive update on legislative, regulatory and governance environments;
•Review current compensation philosophy and benchmark against our peers various elements of compensation, including organizational culture programs and practices pertaining to diversity, equity and inclusion; and
•Review Culture and Compensation Committee charter.

Q4
•Conduct annual peer group review;
•Undertake Culture and Compensation Committee self-evaluation;
•Discuss potential compensation design enhancements and review planning timeline; and
•Succession planning.

Additional meetings are scheduled on an as needed basis.
Use of an Independent Advisor
As outlined in its charter, the Culture and Compensation Committee has the authority to select, retain, and/or replace, as needed, compensation and benefits consultants to provide independent advice to the Culture and Compensation Committee.
Since 2016 the Culture and Compensation Committee has retained WTW as an independent outside compensation consultant. During 2023 WTW advised the Culture and Compensation Committee on peer group development, market practices, industry trends, investor views, pay versus performance, and benchmark compensation data. In addition, they reviewed and provided the Culture and Compensation Committee with an independent perspective of the Company’s compensation related to its executive officers. These duties were consistent with those performed in prior years.
The Culture and Compensation Committee considered the six independence assessment factors specified under the SEC Rule 10C-1(b)(4) to monitor the independence of their compensation advisors. As was the case in prior years the Culture and Compensation Committee determined that WTW’s services during 2023 did not raise a conflict of interest.
Managing Compensation-Related Risks
NeoGenomics operates in a highly regulated, competitive, and fast-moving field, meaning that risk management is core to our success. It is the common purpose of all NeoGenomics employees to save lives by improving patient care and this shared common purpose underscores our commitment to performance excellence in a risk-appropriate manner.
The Culture and Compensation Committee’s role relative to risk mitigation is to review the risks associated with management’s compensation policies and practices to determine whether any risks associated with such policies and practices encourage unnecessary or excessive risk-taking or are reasonably likely to have a material adverse effect on the Company.
The Culture and Compensation Committee also oversees an annual review of the Company’s risk assessment of its compensation policies and practices for its employees. The risk-mitigating features that NeoGenomics has adopted within our executive compensation programs are summarized below.
Clawback

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In the event of a restatement of the NeoGenomics’ financial statements due to material noncompliance with any financial reporting requirement under the law, whether such noncompliance is the result of misconduct or other circumstances, an employee shall be required to reimburse the Company for any amounts earned or payable with respect to certain awards, including awards granted under the Company’s equity plan to the extent required by law and any applicable Company policies.
As a result of the Securities and Exchange Commission's final clawback rule adopted in October 2022, the Company adopted a clawback policy in compliance with applicable rules and regulations of the Securities and Exchange Commission and Nasdaq listing requirements (the "Clawback Policy"). The Clawback Policy provides that, in the event of an "Accounting Restatement" (as defined in the Clawback Policy), the Company shall reasonably promptly recover any incentive-based compensation received by any "Executive Officer" (i.e. any Section 16 officer who served during the performance period applicable to the Accounting Restatement), subject to limited exceptions to the extent permitted by Nasdaq listing standards. Incentive compensation subject to recoupment under the Clawback Policy generally includes the excess of the amount of incentive-based compensation received by any Executive Officer during the three completed fiscal years immediately preceding the "Accounting Restatement Date" (as defined in the Clawback Policy) over the amount of incentive-based compensation that would have been received by the Executive Officer had such compensation been determined based on restated amounts in the Accounting Restatement.
Share Ownership Guidelines and Share Retention Requirements
NeoGenomics has adopted share ownership guidelines to further align the interests of our senior executives with those of our stockholders. The guidelines require executives in covered roles to hold NeoGenomics stock worth a value expressed as a multiple of their salary within five years of the guideline applying to them.
For the purposes of assessing compliance with share ownership guidelines, the following forms of equity interests are considered:
•shares owned directly (including vested restricted awards); and
•unvested restricted stock awards.
The table below compares the current share ownership guidelines to the actual share ownership of our Named Executive Officers as a multiple of base salary as of December 31, 2023:

Role	Share Ownership Guideline	Share Ownership(1)

Chief Executive Officer	3.0	14.7
Other Named Executive Officers	1.0	6.1
(1)Share ownership calculated as an average of all Named Executive Officers except for the Chief Executive Officer who is shown separately.
Individuals who have yet to achieve their required ownership amounts are required to retain an amount equal to 25% of the net shares received as the result of the exercise, vesting, or payment of any equity awards they have received. If an individual’s share ownership level is not attained by the end of the initial five-year period (or at any time thereafter), they will be required to retain an amount equal to 100% of the net shares received as the result of the exercise, vesting, or payment of any equity awards granted to them, until the applicable guideline level is achieved. As of December 31, 2023, all Named Executive Officers were either in compliance with the share ownership guidelines or not yet required to be in compliance due to their hire date.
Views of our Stockholders
In 2023, 51.8% of the votes cast in our say-on-pay vote were in favor of our annual advisory vote on Named Executive Officers’ compensation. This outcome, even though passing, is less than desirable and helped inform our increased stockholder engagement efforts. Alignment of pay and performance under NeoGenomics’ compensation programs is foundational to the Company’s current approach to executive compensation. The outcome of the annual advisory vote provides regular indicative feedback across our entire stockholder base and will continue to inform the Culture and Compensation Committee’s thinking as it evaluates the appropriateness and effectiveness of NeoGenomics’ approach to executive compensation.

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Stockholder Engagement
We have ongoing and robust engagement with our stockholders that includes governance-focused engagement meetings throughout each year. We value being close to our stockholders and hearing their feedback directly, as we seek to continuously improve NeoGenomics' performance, programs, and reporting. Following our say-on-pay vote in 2022, we widened our governance outreach and engagement even further to ensure we understood stockholders' concerns to inform our actions in response. The governance engagements detailed below are in addition to the regular discussions that our leadership and Investor Relations teams have with many institutional and retail stockholders, which often include governance, sustainability, and similar matters as well.
We engaged with stockholders representing 77% of outstanding shares with our integrated engagement team consisting of finance, legal, and investor relations, and met with representatives with oversight of 36% of outstanding shares. Our key areas of focus are strategy, board oversight and governance, executive compensation, including say-on-pay response, climate and other sustainability matters, and human capital, including diversity.
Stockholder Engagement on the 2023 Say-on-Pay Vote
The following table provides an overview of the main areas of concern that stockholders expressed as underlying last year’s vote, and Company’s response in response to those concerns:

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Feedback Category	Specific Stockholder Commentary	Company Response

General Proxy-related	•Discuss stockholder outreach initiatives throughout proxy disclosures
•Included herein, and embedded throughout our broad proxy and CD&A commentary.
•Many new leaders joined NeoGenomics in late 2022 and throughout 2023, which created a discernible upgrade in talent to sustainably run a complex organization.
•Stockholders we engaged with were pleased to learn about leadership effectiveness directly from a Board member's perspective.

•Enhance understanding regarding Board member qualifications and refreshment
•Board Skills and Competencies Matrix now includes additional qualifications for Board members, including a focus on public company board experience and strategic competencies within the Cancer Diagnostics industry.
•Stockholders were supportive of our Board refreshment approach, 10-year term limit guideline, and 2023 Board appointments.

	•Share actions around executive leadership transition planning	•Stockholders were supportive of succession planning and employee development, given that it is prevalent deeper than executive leadership.
Compensation	•Changes to executive compensation mid performance period	•There were no mid-year changes to compensation packages in 2023.
•Increase emphasis of performance-based metrics in both annual bonus and long-term compensation
•The new annual bonus model features an increased focus on organizational-wide financials (revenue and AEBITDA) and strategic objectives (reduced weighting on individual performance). The shareholders we engaged were supportive of our short-term incentive plan changes.
•2023 equity grants featured a PSU component (1/3 PSUs, 1/3 Options, 1/3 RSUs) tied to 3-year stock-price growth. There was generally positive feedback from investors on the addition of performance-based equity, though there is a preference for 50% of grants to be performance-based (there are inconsistent views on whether stock options are considered performance-based or purely time-based awards).
•The PSU component for 2024 equity grants will feature both a stock-price growth metric as well as NeoGenomics revenue growth (both as measured over a 3-year period).

•Ensure market-competitive and business success-driven CEO compensation
•Several stockholders expressed interest in executive compensation being benchmarked against performance relevant to peers.
•Company turnaround/transformation outcomes will continue to drive variable cash compensation. Strong performance in 2023 directly contributed to named executive officer cash compensation above target, consistent with market norms.

Environmental, Social, Governance	•Governance
•Positive feedback from investors regarding continued refinement of our Board Skills Matrix to align each Board member’s expertise against our core strategic objectives. Leveraged Board Skills Matrix to address future business needs and target complimentary skills and competencies in our new Directors.

•Sustainability
•We published our inaugural company Sustainability Report in March 2024 as a baseline and will continue to add additional disclosures going forward. We plan to report our information to EcoVadis and have our reduction targets validated by SBTI.
•For further information on our future focus areas driven by business materiality and growth objectives, see our ESG and Sustainability Statement available under the Corporate Governance section of our website.

•Social Focus
•Strengthened and introduced culture integration and engagement initiatives around diversity, equity, inclusion and belonging with the launch of our DEI&B Council.
•Introduced new Leadership Attributes to augment our Core values, focused on driving the behaviors necessary to progress our business forward.
•Our 2023 Employee Engagement Survey showed an increase in employee satisfaction and employee happiness, which are reflected in a decrease in voluntary employee turnover during the year.

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Compensation Peer Group
In evaluating executive compensation, the Culture and Compensation Committee considers a number of factors including:
•Company performance;
•Individual performance;
•Company performance relative to our established peer group;
•Compensation practices observed in our established peer group; and
•Stockholder views.
Given the fast-changing nature of our industry the Culture and Compensation Committee reviews the compensation peer group annually with input from WTW. Consideration is given to relative size (revenue, number of employees and market capitalization) and nature of business (business focus and model) of the organizations.
The Culture and Compensation Committee has consciously chosen to adopt a compensation peer group that includes certain companies that appear different from the group of companies with which our business competes. This is primarily due to the fact that many of our direct business competitors are either much larger or smaller than us in terms of size and scope, meaning the compensation data would not necessarily be appropriate to inform decision-making regarding executive compensation levels at NeoGenomics.
The 2023 compensation peer group comprised the following 16 companies:

•10x Genomics, Inc.	•Fulgent Genetics, Inc.	•Natera, Inc.
•Adaptive Biotechnologies Corporation	•Invitae Corporation	•OPKO Health, Inc.
•AtriCure, Inc.	•Maravai Life Sciences Holdings, Inc.(1)	•QuidelOrtho Corporation(2)
•CareDx, Inc.	•Medpace Holdings, Inc.	•Veracyte, Inc.
•Emergent BioSolutions, Inc.	•Myriad Genetics, Inc
•Exact Sciences Corporation	•NanoString Technologies, Inc.
(1)Excluded from the Chief Executive Officer pay vs. performance graph below because three years of stock data is not available.
(2)Excluded from the Chief Executive Officer pay vs. performance graph below due to the merger of Quidel Corporation and Ortho Clinical Diagnostics Holdings in 2022.
Peers included in 2023 met industry selection criteria and fell within the Life Sciences industry and desired ranges for revenue and market capitalization. Relative to the peer group, the Company ranked approximately at the median for revenue and market capitalization. While a specific percentile is not targeted, the Culture and Compensation Committee will generally reference a competitive range around market median to inform decisions on executive compensation (both by component, and in aggregate), along with role scope, company and individual performance, role criticality and other relevant factors.

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Assessment of the Chief Executive Officer’s Compensation
As noted above, one of the Culture and Compensation Committee’s annual activities is to assess the total compensation of the Chief Executive Officer related to our compensation peer group. The peer group used for this purpose consists of the compensation peer group as defined above.
The following graph shows the relationship of Mr. Smith, our Chief Executive Officer’s, total compensation as set forth in the 2023 Summary Compensation Table and the change in stock price for the three years ended December 31, 2020, 2021, and 2022 (annualized) as compared to the companies included in our peer group, as defined above. Data for the most recent year ended December 31, 2023, was not used in this graph as the Chief Executive Officer compensation was not available for this period for all companies presented. As previously highlighted throughout this report, Mr. Smith was brought in as Chief Executive Officer in 2022 as part of a significant leadership and business transition. The turnaround impact needed to structure the organization optimally and drive business outcomes dictated the need for the referenced Chief Executive Officer compensation.
2023 Compensation Decisions and Outcomes
The chart below presents the cumulative total return to our stockholders of $100 during the period from December 31, 2018, through December 31, 2023, in comparison to the cumulative return on the S&P 500 Index and the Nasdaq Biotechnology Index (^NBI). The Nasdaq Biotechnology Index has been selected for this comparison because the Company is traded on the Nasdaq exchange, and it is considered to be the most suitable comparative index. The customized peer group is reflective of five publicly traded companies during that same period. The peer group is made up of Invitae Corporation, Exact Sciences Corporation, Laboratory Corporation of America Holdings, Natera, Inc., and Quest Diagnostics, Inc. Several of our closest competitors are part of large pharmaceutical or other multi-national firms, or are privately held and, as such, we are unable to obtain financial information for them.

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The results assume that $100 (with reinvestment of all dividends) was invested in our common stock, the index, and in the peer group and its relative performance tracked through December 31, 2023. The comparisons are based on historical data and are not indicative of, nor intended to forecast, the future performance of our common stock.
Establishing Performance Targets
Performance targets are generally set in the first quarter at the time of the Board’s annual budgeting session to ensure that our executives’ compensation opportunities are aligned with our short and long-term strategic goals. The performance targets are designed to reward achievement of specific financial, strategic (referred to as our “Strategic Critical Success Factors”) and individual performance goals. We use an annual performance management process for our executives to assess individual performance, as well as a variety of distinct performance metrics that are shared among the executive team. As part of this process, each executive, including our Named Executive Officers, establishes the executive's performance goals with input and approval from the Chief Executive Officer. Shared performance metrics are reviewed and approved by the Culture and Compensation Committee.
2023 Base Salary

Named Executive Officer	2022 Base Salary ($)	2023 Base Salary ($)	Increase (%)	Effective Date

Christopher Smith	1,000,000	1,000,000	—%	August 15, 2022
Jeffrey Sherman	525,000	525,000	—%	December 7, 2022
Melody Harris	525,000	525,000	—%	December 5, 2022
Warren Stone	525,000	525,000	—%	November 21, 2022
Vishal Sikri	510,000	536,000	5.1%	January 13, 2023

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Annual Incentive
The MIP provides for an annual performance bonus, paid in cash, designed to incentivize and reward Named Executive Officers currently employed by the Company for operating results, both financial and strategic. The 2023 business performance goals were approved by the Culture and Compensation Committee and were communicated to each of our Named Executive Officers at the start of the calendar year or as of the date of hire, as applicable. In 2023, bonus opportunities and outcomes for the Named Executive Officers currently employed by the Company were as follows:

Named Executive Officer	Target Bonus (% of annual salary)	Maximum Bonus (% of annual salary)	Actual Bonus (% of annual salary)	Actual Bonus (% of target)

Christopher Smith	100	200	185	185
Jeffrey Sherman	70	140	119	171
Melody Harris	60	120	101	169
Warren Stone	60	120	104	174
Vishal Sikri	60	120	100	167
In the first quarter of 2023, the Culture and Compensation Committee approved the performance metrics and associated goals for the 2023 annual incentive plan. Consistent with prior years, corporate performance was tied to financial performance (revenue and Adjusted EBITDA) and our Strategic Critical Success Factors. For 2023, the weighting of these financial measures has intentionally increased. All participants, including the Named Executive Officers, also had a component of their annual cash bonus contingent on individual performance. The relative weightings reflect the role of each Named Executive Officer and the areas on which they are able to have the most influence and impact. The inclusion of a shared corporate performance component reflects the importance of our senior management working collectively as a team and across the broader organization to deliver results and their shared accountability to our stockholders.
The weight of each measure for 2023 was as follows:

	Corporate Performance			Individual Performance
Named Executive Officer	Revenue (%)	Adjusted EBITDA (%)	Strategic Critical Success Factors (%)	Individual Goals (%)

Christopher Smith	40	40	10	10
Jeffrey Sherman	40	40	10	10
Melody Harris	40	40	10	10
Warren Stone	40	40	10	10
Vishal Sikri	40	40	10	10

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Individual Performance
The individual performance components of the MIP include specific goals for each Named Executive Officer.
Our Culture and Compensation Committee approved the Chief Executive Officer’s recommendations for the individual performance of executives (other than the Chief Executive Officer). The individual performance assessment of the Chief Executive Officer was approved based on an evaluation of performance by the Culture and Compensation Committee. Individual performance assessments were based on individual goals and some of the key achievements of the Named Executive Officers included the following:

Named Executive Officer	Key Achievements	Individual Performance Factor Weighting (% of annual salary)

Christopher Smith	Developed a short and long-term sustainable strategy and approach to strong fiscal performance with favorable outcomes in 2023, drove cost opportunities to enable targeted re-investment and emphasized our customer and patient-first mindset. Oversaw introduction of a robust succession planning approach across various leadership levels.	10
Jeffrey Sherman	Implemented significant improvements across all key financial metrics, including cash flow operations, cost savings initiatives and oversaw key improvements in core financial and analytical capabilities.	10
Melody Harris	Drove critical targeted outcomes across lab operations, especially in the area of turnaround time, introduced and stabilized leadership and people operations, strong progress evidenced within our procurement and logistics environment.	10
Warren Stone	Delivered exceptional financial results and strong customer retention across the clinical division, established robust sustainable clinical strategy and comprehensive go-to-market design.	10
Vishal Sikri	Pharma business results were below plan for 2023, integrated R&D into the Advanced Diagnostics business and starting to see the benefits in that collaboration and leadership.	10
The combination of corporate and individual performances resulted in the following awards based on 2023 performance:

Named Executive Officer	2023 Target Cash Incentive Opportunity	Revenue (40% Weight) @ 172% Performance	EBITDA (40% Weight) @ 200% Performance	Strategic Critical Success Factors (10% Weight) @ 98% Performance	2023 Individual Performance Modifier	Individual Performance Modifier (10% Weight)	=	2023 Actual Cash Incentive Award
Christopher Smith(1)	1,000,000	688,000	800,000	98,000	200%	200,000	=	1,850,000
Jeffrey Sherman	367,500	252,840	294,000	36,015	120%	44,145	=	627,000
Melody Harris	315,000	216,720	252,000	30,870	105%	33,110	=	532,700
Warren Stone	315,000	216,720	252,000	30,870	150%	47,210	=	546,800
Vishal Sikri	321,600	221,261	257,280	31,517	80%	25,242	=	535,300
(1)The Culture and Compensation Committee approved an additional discretionary adjustment to the CEO's annual incentive award of $64k. This was awarded to reflect the CEO's criticality in effective senior leadership recruitment and transitions, internal operational improvements, and significant strategic changes during a time of transition for the Company.

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2023 Long-Term Incentive Awards
Annual 2023 long-term incentive (“LTI”) awards to our Named Executive Officers were made in the form of a combination of stock option awards, time-based restricted stock and/or performance-based restricted stock units subject to a market condition (the “Performance Stock”). This directly reflects our strategy and, in turn, our compensation philosophy by delivering an appropriate balance of retention and motivation to deliver strong strategic performance, with a view to long-term value creation for our stockholders. In addition to the performance share units which were introduced in 2023 and represent a performance-based incentive, the Culture and Compensation Committee views stock option awards as a performance-based incentive given the inherent requirement for stock price appreciation for awards to yield value. The Culture and Compensation Committee also considers it appropriate to grant restricted stock awards and performance share units to our Named Executive Officers to drive performance outcomes and align with market practice. This aligns with one of the goals of our compensation philosophy, which is to attract and retain our highly skilled management team.
The amount of LTI awards granted to each Named Executive Officer is determined based on individual performance, potential future contributions, market competitiveness, and other factors. Our Culture and Compensation Committee reviews our LTI awards against LTI awards of our peer group and also reviews the overall total compensation of our executive officers against our peer group. On average, annual LTI grant awards for our Named Executive Officers position their overall compensation competitively versus values of our peer group, in cases where there are comparable positions at the peer companies. Stock options and restricted stock awards generally vest ratably over three years from the date of grant, starting on the first anniversary of the date of grant subject to continued employment with the Company. The performance shares units vest over three years from the date, based on the achievement of pre-determined metrics with the final year's measurement being the only measurement period where achievement above target is possible, and subject to continued employment with the Company. Further details of the awards granted to each of our Named Executive Officers are described under the section “Narrative Disclosure to the Summary Compensation Table and the Grants of Plan Awards Table” of this Proxy Statement.
Other Elements of Compensation
Perquisites
We do not provide significant perquisites or personal benefits to Named Executive Officers. We provide competitive relocation benefits to newly hired officers, in keeping with industry practices. We value perquisites at their incremental cost to us in accordance with SEC regulations. These amounts, if applicable, are reflected in the Summary Compensation Table below under the column entitled “All Other Compensation” and the related footnotes.
Benefits
Named Executive Officers are provided health benefits and participate in our 401(k) Plan. Under the 401(k) Plan, NeoGenomics matches contributions at the rate of 100% of every dollar contributed up to 3% of the respective employee’s compensation and an additional 50% of every dollar contributed on the next 2% of compensation (for a 4% maximum Company match). The Company may also contract for the use of private aircraft to allow Named Executive Officers to travel for business purposes, particularly for reasons of safety and security and efficient use of travel time, subject to the approval by the Chief Executive Officer.
Additional Information
Tax and Accounting Considerations
Section 162(m) of the Code generally limits the tax deductibility of compensation in excess of $1 million paid to certain current and former executive officers of a public company.
Consistent with its past practice, the Culture and Compensation Committee will design compensation programs that are intended to be in the best long-term interests of the Company and our stockholders, even if they are wholly or partially limited as to tax deductibility.

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Culture and Compensation Committee Report
The members of the Company’s Culture and Compensation Committee hereby state:
We have reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with NeoGenomics’ management and based on such review and discussions, we have recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement.

MEMBERS OF THE CULTURE AND COMPENSATION COMMITTEE

Tony Zook, Chair
Bruce Crowther, former Chair
Neil Gunn
Michael Kelly
Lynn Tetrault

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Executive Compensation Tables
Summary Compensation Table
The following Summary Compensation Table sets forth all compensation awarded to, earned by, and paid in all capacities, during the fiscal years ended December 31, 2023, 2022, and 2021 (or shorter period of employment, as applicable), by the principal executive officers, principal financial officers, and our three other most highly compensated executive officers in 2023, together “Named Executive Officers”:

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Award(2) ($)	Option Award(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)	Total ($)
Christopher Smith Director and Chief Executive Officer	2023	1,000,000	—	5,986,768	2,816,870	1,850,000	12,308	11,665,946
	2022	346,154	—	7,600,000	4,250,000	455,438	2,146,930	14,798,522
	2021	—	—	—	—	—	—	—
Jeffrey Sherman Chief Financial Officer	2023	525,000	—	1,619,944	762,214	627,000	13,200	3,547,358
	2022	16,154	250,000	1,500,000	1,500,000	—	—	3,266,154
	2021	—	—	—	—	—	—	—
Melody Harris President, Enterprise Operations	2023	525,000	—	1,880,389	1,413,551	532,700	342,585	4,694,225
	2022	—	—	—	—	—	—	—
	2021	—	—	—	—	—	—	—
Warren Stone President, Clinical Services	2023	525,000	—	1,030,398	563,383	546,800	343,669	3,009,250
	2022	40,385	350,000	1,000,000	1,000,000	—	—	2,390,385
	2021	—	—	—	—	—	—	—
Vishal Sikri President, Advanced Diagnostics	2023	528,635	—	880,390	414,251	535,300	13,200	2,371,776
	2022	294,231	500,000	1,250,000	1,250,000	255,000	12,750	3,561,981
	2021	—	—	—	—	—	—	—
(1)Amounts shown in 2022 for Mr. Sherman, Mr. Stone and Mr. Sikri consist of a one-time signing bonus.
(2)Amounts shown represent grant date fair value computed in accordance with ASC Topic 718, with respect to restricted stock awards (based on the closing price of our common stock on the day prior to the grant date) and stock option awards granted to the Named Executive Officers. The amounts shown disregard the impact of estimated forfeitures related to service-based vesting conditions. Each stock option was granted with an exercise price equal to the closing value of our common stock on the day prior to the grant date. In 2023, the Named Executive Officers were granted performance-based restricted stock subject to a market condition (the “Performance Stock”). Under SEC rules, the Performance Stock is valued based on the probable outcome of the market condition associated with these awards.
See Item 8, Note 2. Summary of Significant Accounting Policies, to our Consolidated Financial Statements of our Annual Report on Form 10-K as filed with the SEC on February 20, 2024, for a description of the valuation methodology of stock awards, option awards, and Performance Stock.
(3)Amounts shown consist of awards based on performance under our MIP for each respective year.
(4)Perquisites and other personal benefits for a Named Executive Officer are excluded if the total value of all of such perquisites and personal benefits is less than $10,000. The table below shows the components of the All Other Compensation column shown above for 2023:

Named Executive Officer	Relocation Allowance(a) ($)	Severance ($)	Retirement Plan Company Contribution(b) ($)	Total All Other Compensation ($)

Christopher Smith	—	—	12,308	12,308
Jeffrey Sherman	—	—	13,200	13,200
Melody Harris	330,469	—	12,116	342,585
Warren Stone	330,469	—	13,200	343,669
Vishal Sikri	—	—	13,200	13,200
(a) The amounts in this column represent payments to Ms. Harris and Mr. Stone for relocation allowance pursuant to their employment agreement..
(b) The amounts in this column, represent our matching contributions allocated to each of the named executive officers who participated in the Company’s 401(k) retirement savings plan in 2023. All such matching contributions were fully vested upon contribution.

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Executive Compensation	Table of Contents
Grants of Plan-Based Awards
The following table shows information regarding grants of non-equity and equity awards that we made during the fiscal year ended December 31, 2023, to each of our Named Executive Officers:

Named Executive Officer	Equity Incentive Plan Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan(1) ($)			Estimated Future Payouts Under Equity Incentive Plan(2) (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)		Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price per Share of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards(3) ($)
		Threshold	Target	Maximum	Threshold	Target	Maximum

Christopher Smith Director and Chief Executive Officer	5/11/23	—	1,000,000	2,000,000	—	—	—	144,190		—	—	2,833,334
	5/11/23	—	—	—	—	—	—	—		269,841	19.65	2,816,870
	5/11/23	—	—	—	72,095	144,190	216,285	—		—	—	3,153,435
Jeffrey Sherman Chief Financial Officer	5/11/23	—	367,500	735,000	—	—	—	39,016		—	—	766,664
	5/11/23	—	—	—	—	—	—	—		73,016	19.65	762,214
	5/11/23	—	—	—	19,508	39,016	58,524	—		—	—	853,280
Melody Harris President, Enterprise Operations	1/01/23	—	315,000	630,000	—	—	—	108,225		—	—	999,999
	1/01/23	—	—	—	—	—	—	—		201,613	9.24	999,300
	5/11/23	—	—	—	—	—	—	21,204		—	—	416,659
	5/11/23	—	—	—	—	—	—	—	—	39,683	19.65	414,251
	5/11/23	—	—	—	10,602	21,204	31,806	—		—	—	463,731
Warren Stone President, Clinical Services	5/11/23	—	315,000	630,000	—	—	—	28,838		—	—	566,667
	5/11/23	—	—	—	—	—	—	—		53,969	19.65	563,383
	5/11/23	—	—	—	10,602	21,204	31,806	—		—	—	463,731
Vishal Sikri President, Advanced Diagnostics	5/11/23	—	321,600	642,600	—	—	—	21,204		—	—	416,659
	5/11/23	—	—	—	—	—	—	—		39,683	19.65	414,251
	5/11/23	—	—	—	10,602	21,204	31,806	—		—	—	463,731
(1)The Fiscal Year 2023 annual bonus of non-equity incentive plan awards sets forth the target and maximum of the amounts awarded as an annual bonus in fiscal year 2023 under the MIP. The actual amount earned is reflected in the Summary Compensation Table above in the “Non-Equity Incentive Plan Compensation” column.
(2)The Named Executive Officers received performance-based restricted stock units which vest based on the achievement of a total stockholder return ("TSR") performance target, measured on the first, second and third anniversaries of the date of grant. If the TSR performance target is achieved, the awards will vest at the end of the three-year requisite service period subject to the Named Executive Officer's continued employment through the vesting date.
(3)Represents the grant date fair value calculated in accordance with FASB ASC Topic 718. Information regarding the assumptions used in the valuation of option awards can be found in Item 8, Note 2. Summary of Significant Accounting Policies, to our Consolidated Financial Statements of our Annual Report on Form 10-K as filed with the SEC on February 20, 2024, for a description of the valuation methodology of stock and option awards. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in our Annual Report on Form 10-K.

NeoGenomics, Inc.	44	2024 Proxy Statement

Table of Contents	Executive Compensation
Narrative Disclosure to the Summary Compensation Table and the Grants of Plan Awards Table
Throughout 2023, each of our Named Executive Officers were parties to employment agreements. The date of each employment agreement aligns with the start of their service to the Company. The severance payments and benefits to which each of our currently employed Named Executive Officers are entitled under the agreements currently in effect are described under the “Employment Agreements and Potential Payments Upon Termination or Change in Control” section of this Proxy Statement. The severance payments and benefits paid or to be paid pursuant to their respective separation agreements are described under the section “Timing of Potential Payments Upon Termination or Change in Control” section of this Proxy Statement.
Mr. Smith’s employment agreement and subsequent amendment to the employment agreement was entered into on August 15, 2022 and, pursuant to such agreement, Mr. Smith was entitled to an initial base salary of $1.0 million and a target annual incentive bonus equal to 100% of his base salary. Mr. Smith was also entitled to a relocation benefit of up to $1.2 million, which was grossed up for tax purposes so that the economic benefit was the same as if such payment or benefits were provided on a non-taxable basis. Mr. Smith is also eligible to participate in our employee benefit plans. Further, Mr. Smith received a sign-on inducement equity award worth approximately $11.85 million, which included an annual equity award of $8.5 million, and a sign-on equity award of $3.35 million and consisted of $7.6 million of restricted shares and $4.25 million of stock options. $4.25 million of the restricted shares and the stock options each vest ratably over a period of four years from the date of grant, subject to Mr. Smith’s continued employment through each applicable vesting date. The remaining $3.35 million of restricted shares vest on the fourth anniversary of the grant date subject to Mr. Smith’s continued employment through the vesting date.
Mr. Sherman’s employment agreement was entered into effective December 7, 2022 and, pursuant to such agreement, Mr. Sherman was entitled to an initial base salary of $525,000 and a target annual incentive bonus equal to 70% of his base salary. Mr. Sherman was also entitled to receive a cash sign-on bonus of $250,000 and is eligible to participate in our employee benefit plans. Further, Mr. Sherman received a sign on equity award worth approximately $3.0 million in the form of an inducement award, $1.5 million of which is in the form of restricted stock and $1.5 million of which is in the form of stock options. $1.0 million of the restricted stock portion of the award is Performance Stock and was triggered based on a market condition of at least a 20% increase in the Company’s absolute total stockholder return (the “Absolute TSR Goal”) in the 12-month period commenced December 7, 2022 and ending on December 6, 2023. Given that this market condition was met, the Performance Stock will vest in four equal annual installments beginning on December 7, 2023, subject to Mr. Sherman’s continued employment through each applicable vesting date. The remaining $500,000 of restricted stock and the $1.5 million of stock options granted will vest in four equal annual installments, subject to Mr. Sherman’s continued employment through each applicable vesting date.
Ms. Harris' employment agreement was entered into on November 14, 2022 and, pursuant to such agreement, Ms. Harris was entitled to an initial base salary of $525,000 and a target annual incentive bonus equal to 50% of her base salary. Ms. Harris was also entitled to a relocation benefit of up to $250,000, which was grossed up for tax purposes so that the economic benefit was the same as if such payment or benefits were provided on a non-taxable basis. Ms. Harris is also eligible to participate in our employee benefit plans. Further, Ms. Harris received a sign-on equity award of $2.0 million that consisted of $1.0 million of restricted shares and $1.0 million of stock options, each vesting ratably over a period of four years from the date of grant, subject to Ms. Harris' continued employment through each applicable vesting date.
Mr. Stone’s employment agreement was entered into as of November 2, 2022 and, pursuant to such agreement, he was entitled to an initial base salary of $525,000 and a target annual incentive bonus equal to 50% of his base salary. Mr. Stone was also entitled to a relocation benefit of up to $250,000, which was grossed up for tax purposes so that the economic benefit was the same as if such payment or benefits were provided on a non-taxable basis. Mr. Stone was also entitled to receive a cash sign-on bonus of $350,000 and is eligible to participate in our employee benefit plans. The employment agreement also provided that he receive an equity grant in the amount of $2.0 million which consisted of $1.0 million of restricted shares and $1.0 million of stock options, each vesting ratably over a period of four years from the date of grant, subject to Mr. Stone’s continued employment through each applicable vesting date.
Mr. Sikri’s employment agreement was entered into as of May 23, 2022 and, pursuant to such agreement, he was entitled to an initial base salary of $510,000 and a target annual incentive bonus equal to 50% of his base salary. The employment agreement also provided a 100% payout of Mr. Sikri’s annual incentive bonus for 2022. Mr. Sikri was also entitled to receive a cash sign-on bonus of $500,000 and is eligible to participate in our employee benefit plans. The employment agreement also provided that he receive a new-hire equity grant and additional equity grant in the amounts of $1.1 million, and $445,000, respectively. The value of these awards was split equally between restricted shares and stock options, with each vesting ratably over a period of two years from the date of grant, subject to Mr. Sikri’s continued employment through each applicable vesting dates. In addition, the employment agreement provided that he receive an additional equity grant in the amount of $1.0 million, split equally between restricted shares and stock options, vesting ratably over a period of four years from the date of grant, subject to Mr. Sikri’s continued employment through each applicable vesting date.

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Executive Compensation	Table of Contents
Options Exercised and Stock Vested
The options exercised by and stock vested for our Named Executive Officers during the year ended December 31, 2023, were as follows:

	Stock Option Awards		Restricted Stock Awards
Name Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)			Value Realized on Vesting ($)

Christopher Smith	—	—	84,191	(1)		1,173,623
Jeffrey Sherman	—	—	33,451	(1)		608,474
Melody Harris	—	—	—			—
Warren Stone	—	—	22,301	(1)		405,209
Vishal Sikri	—	—	59,381	(1)	(1)	1,020,166
(1)Shares were withheld to cover tax withholding obligations in connection with these exercises. The number of shares reported represents the gross number before the withholding of such shares.

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Table of Contents	Executive Compensation
Outstanding Equity Awards on December 31, 2023
The following table sets forth information with respect to outstanding equity awards held by our Named Executive Officers as of December 31, 2023:

Stock Option Awards								Restricted Stock Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested(1) ($)

Christopher Smith Director and Chief Executive Officer	8/15/22	173,611	520,833	(2)	—	12.62	8/15/29	252,576	4,086,680	(3)
	8/15/22	—	—		—	—	—	265,452	4,295,013	(6)
	5/11/23	—	269,841	(7)	—	19.65	5/11/30	144,190	2,332,994	(8)
	5/11/23	—	—		—	—	—	144,190	2,332,994	(10)

Jeffrey Sherman Chief Financial Officer	12/05/22	62,292	186,877	(2)	—	11.62	12/05/29	33,453	541,270	(3)
	12/05/22	—	—		—	—	—	66,905	1,082,523	(9)
	5/11/23	—	73,016	(7)	—	19.65	5/11/30	39,016	631,279	(8)
	5/11/23	—	—		—	—	—	39,016	631,279	(10)

Melody Harris President, Enterprise Operations	1/01/23	—	201,613	(2)	—	9.24	1/01/30	108,225	1,751,081	(3)
	5/11/23	—	39,683	(7)	—	19.65	5/11/30	21,204	343,081	(8)
	5/11/23	—	—		—	—	—	21,204	343,081	(10)

Warren Stone President, Clinical Services	12/01/22	41,528	124,585	(2)	—	11.21	12/01/29	66,905	1,082,523	(3)
	5/11/23	—	53,969	(7)	—	19.65	5/11/30	28,838	466,599	(8)
	5/11/23	—	—		—	—	—	21,204	343,081	(10)

Vishal Sikri President, Advanced Diagnostics	6/01/22	31,328	93,985	(2)	—	8.42	6/01/29	44,537	720,609	(3)
	6/01/22	96,899	96,900	(4)	—	8.42	6/01/29	44,537	720,609	(5)
	5/11/23	—	39,683	(7)	—	19.65	5/11/30	21,204	343,081	(8)
	5/11/23	—	—		—	—	—	21,204	343,081	(10)

(1)Market value based on the closing stock price of $16.18 at December 31, 2023.
(2)Option awards vest ratably over four years commencing one year after date of grant.
(3)Restricted stock awards vest ratably over four years commencing one year after date of grant.
(4)Option awards vest ratably over two years commencing one year after date of grant.
(5)Restricted stock awards vest ratably over two years commencing one year after date of grant.
(6)Restricted stock awards vest on the fourth anniversary of the date of grant.
(7)Option awards vest ratably over three years commencing one year after date of grant.
(8)Restricted stock awards vest ratably over three years commencing one year after date of grant.
(9)Performance-based restricted stock awards vest based on the Absolute TSR Goal in the 12-month period commenced December 7, 2022 and ended on December 6, 2023. As this market condition has been met, this portion of the award vest in four equal annual installments beginning December 7, 2023, subject to Mr. Sherman’s continued employment through each applicable vesting date.
(10)Performance-based restricted stock awards will vest based on the achievement of a total stockholder return ("TSR") performance target, measured on the first, second and third anniversaries of the date of grant. If the TSR performance target is achieved, the awards will vest at the end of the three-year requisite service period subject to the Named Executive Officer's continued employment through the vesting date.

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Executive Compensation	Table of Contents
Employment Agreements and Potential Payments Upon Termination or Change in Control
The Company is a party to employment contracts that contain provisions for payment of severance upon termination by either the Company without cause or the executive for good reason, or terminations occurring during a change of control period. General terms under these arrangements for each of our currently employed Named Executive Officers are described below.
Potential Payments Upon Termination
In the event of termination of an executive’s employment by either the Company without cause or the executive for good reason, under the employment and service agreements as currently in effect, the Company will provide the following in addition to final compensation:
•an amount equal to one times the executive’s annual base salary,
•an amount equal to the executive’s target bonus,
•reimbursement of COBRA premiums for up to 12 months following the executive’s termination, and
•accelerated vesting of time-based equity awards outstanding at the time of the executive’s termination that would have continued to vest for the following 12 months.
The following table presents estimated amounts that would be payable or provided to the below Named Executive Officers if employment were terminated by either the Company without cause or the executive for good reason at December 31, 2023:

	Benefits and Payments Upon Termination
Named Executive Officer	Base Salary ($)	Target Bonus ($)	Benefits(1) ($)

Christopher Smith	1,000,000	1,000,000	26,438
Jeffrey Sherman	525,000	367,500	26,641
Melody Harris	525,000	315,000	8,211
Warren Stone	525,000	315,000	—
Vishal Sikri	536,000	321,600	31,264
(1) Represents the estimated incremental cost to the Company for continuation of health care benefits for 12 months. Amounts vary based on elected benefits for each executive.
The following table presents accelerated vesting for certain equity awards outstanding at the time of the executive’s termination for each Named Executive Officer, if employment were terminated by either the Company without cause or the executive for good reason at December 31, 2023:

	Vesting Upon Termination
Named Executive Officer	Unvested Stock Option (#)	Stock Option Awards Estimated Benefit(1) ($)	Unvested Restricted Stock (#)	Restricted Stock Estimated Benefit(1) ($)

Christopher Smith	263,558	618,055	132,255	2,139,886
Jeffrey Sherman	86,630	284,052	46,457	751,674
Melody Harris	63,630	349,797	34,124	552,126
Warren Stone	59,517	206,394	31,913	516,352
Vishal Sikri	141,455	995,049	66,450	1,075,161
(1) Estimated benefit based on the closing stock price of $16.18 at December 31, 2023.

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Table of Contents	Executive Compensation
Potential Payments Upon Change in Control
In the event of termination during the three-month period prior to or the twenty-four-month period following a change in control (“Change in Control Period”), the general terms of these arrangements are as follows:
In the event of termination of an executive’s employment by either the Company without cause or the executive for good reason during a Change in Control Period, the Company will provide the following in addition to final compensation:
•in the case of the Chief Executive Officer, an amount equal to the Chief Executive’s base salary times three and in the case of an executive other than the Chief Executive Officer, an amount equal to the executive’s base salary times two;
•an amount equal to the executive’s target bonus;
•reimbursement of COBRA premiums for up to 12 months following the executive’s termination;
•accelerated vesting of all unvested equity awards outstanding at the time of the executive’s termination;
The following table presents estimated amounts that would be payable or provided to these Named Executive Officers if employment were terminated due to a change in control at December 31, 2023:

	Benefits and Payments Due to Change in Control
Named Executive Officer	Base Salary ($)	Target Bonus ($)	Benefits ($)(1)

Christopher Smith	3,000,000	1,000,000	26,438
Jeffrey Sherman	1,050,000	367,500	26,641
Melody Harris	1,050,000	315,000	8,211
Warren Stone	1,050,000	315,000	—
Vishal Sikri	1,072,000	321,600	31,264
(1) Represents the estimated incremental cost to the Company for continuation of health care benefits for 12 months. Amounts vary based on elected benefits for each executive.
The following table presents accelerated vesting for certain equity awards outstanding to these Named Executive Officers if employment were terminated due to a change in control on December 31, 2023:

	Vesting Due to Change in Control
Named Executive Officer	Unvested Stock Option (#)	Stock Option Awards Estimated Benefit(1) ($)	Unvested Restricted Stock (#)	Restricted Stock Estimated Benefit(1) ($)

Christopher Smith	790,674	1,854,165	662,218	10,714,687
Jeffrey Sherman	259,893	852,159	139,374	2,255,071
Melody Harris	241,296	1,399,194	129,429	2,094,161
Warren Stone	178,554	619,187	95,743	1,549,122
Vishal Sikri	230,568	1,481,268	110,278	1,784,298
(1) Estimated benefit based on the closing stock price of $16.18 at December 31, 2023.

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Executive Compensation	Table of Contents
Timing of Potential Payments Upon Termination or Change in Control
The timing of severance payments is subject to certain terms and conditions contained within each Named Executive Officer’s agreement. For a complete description of these terms and conditions please refer to Exhibit 10.9, Form of Executive Employment Agreement between NeoGenomics, Inc. and each of its executive officers, as incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Chief Executive Officer Pay Ratio
The following table sets forth the pay ratio of NeoGenomics’ Chief Executive Officer, Christopher M. Smith, to that of NeoGenomics’ approximate median employee total compensation for the year ended December 31, 2023.

Chief Executive Officer total compensation in 2023	$11,665,946
Median employee approximate total compensation in 2023	$89,324
Ratio of Chief Executive Officer compensation to median employee total compensation	131:1
To determine the median employee compensation, we analyzed all of NeoGenomics’ employees, excluding the Chief Executive Officer, including all active full-time, part-time, and per diem employees. We annualized wages and salaries for employees that were not employed for the full year. We used annualized total gross amount of salary, wages, and other compensation, which—depending on the individual—could include items such as commissions, bonuses, overtime pay, and shift differentials as the compensation metric to determine the median employee. It is important to note that the timing of bonus payments under the Performance Incentive Plan has been adjusted. For the fiscal year 2023, half of the Performance Incentive Plan bonus was paid during the year, representing half of the target amount. The remaining half, along with adjustments based on company performance, will be paid in the subsequent fiscal year. The compensation measure excluded the following pay elements: (i) grant date fair value of any stock awards granted; (ii) Company-paid 401(k) match; and (iii) Company-paid health insurance premiums. After identifying the median employee, we calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our Chief Executive Officer in the Summary Compensation Table.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

NeoGenomics, Inc.	50	2024 Proxy Statement

Table of Contents	Executive Compensation
2023 Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)	Summary Compensation Table Total for PEO ($)(2)	Compensation Actually Paid to PEO ($)(2)	Summary Compensation Table Total for PEO ($)(3)	Compensation Actually Paid to PEO ($)(3)	Summary Compensation Table Total for PEO ($)(4)	Compensation Actually Paid to PEO ($)(4)

2023	11,665,946	16,407,815	Not a PEO	Not a PEO	Not a PEO	Not a PEO	Not a PEO	Not a PEO
2022	14,798,522	11,330,664	2,071,184	1,951,681	7,695,856	(3,624,626)	Not a PEO	Not a PEO
2021	Not a PEO	Not a PEO	Not a PEO	Not a PEO	11,479,855	9,094,405	7,227,002	(3,903,431)
2020	Not a PEO	Not a PEO	Not a PEO	Not a PEO	Not a PEO	Not a PEO	4,122,039	14,718,158

Year	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(5)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(5)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ millions)	Company-selected measure (Adjusted EBITDA) ($ millions)(7)
			Total Stockholder Return ($)	Peer Group Total Stockholder Return ($)(6)

2023	2,999,799	4,429,543	55	119	(88)	3
2022	2,688,029	1,906,745	32	114	(144)	(48)
2021	4,041,472	2,553,526	117	126	(8)	(4)
2020	972,616	2,315,879	184	126	4	35
(1)Reflects compensation for our Chief Executive Officer, Christopher Smith, who has served as our Principal Executive Officer (“PEO”) since August 15, 2022.
(2)Reflects compensation for our Interim Chief Executive Officer, Lynn Tetrault, who served as our PEO from March 28, 2022 through August 14, 2022.
(3)Reflects compensation for our Former Chief Executive Officer, Mark Mallon, who served as our PEO from April 19, 2021 through March 27, 2022.
(4)Reflects compensation for our Former Chair of the Board and Chief Executive Officer, Douglas VanOort, who served as our PEO from January 1, 2021 through April 19, 2021 and for the full year ended December 31, 2020.
(5)Reflects compensation for Kathryn McKenzie, Sharon Virag, Robert Shovlin, Douglas Brown, and Lawrence Weiss in 2020, Kathryn McKenzie, George Cardoza, Halley Gilbert, Clive Morris in 2021, Jeff Sherman, Bill Bonello, Warren Stone, Vishal Sikri, Dr. Shashikant Kulkarni in 2022, and Jeff Sherman, Warren Stone, Vishal Sikri, Dr. Shashikant Kulkarni, and Melody Harris in 2023.
(6)Peer Group used for Total Stockholder Return comparisons reflects the Nasdaq Biotechnology Index.
(7)We determined adjusted EBITDA, a non-GAAP measure, to be the most important financial performance measure used to link Company performance to Compensation Actually Paid (“CAP”) to our PEO and Non-PEO Named Executive Officers in the years 2023.

NeoGenomics, Inc.	51	2024 Proxy Statement

Executive Compensation	Table of Contents
To calculate the CAP for our PEOs and other Named Executive Officers the following adjustments were made to Summary Compensation Table total compensation:
Deductions and Additions to Summary Compensation Table Total

Year	Summary Compensation Table Total ($)	Deductions from Summary Compensation Table Total Pay ($)	Additions to Summary Compensation Table Total Pay ($)	Compensation Actually Paid ($)

Chief Executive Officer serving as PEO - Christopher Smith
2023	11,665,946	8,803,638	13,545,507	16,407,815
2022	14,798,522	11,850,000	8,382,142	11,330,664
Interim Chief Executive Officer serving as PEO - Lynn Tetrault
2022	2,071,184	180,000	60,497	1,951,681
Former Chief Executive Officer serving as PEO - Mark Mallon
2022	7,695,856	5,947,510	(5,372,972)	(3,624,626)
2021	11,479,855	10,500,000	8,114,550	9,094,405
Former Chief Executive Officer serving as PEO - Douglas VanOort
2021	7,227,002	6,577,675	(4,552,758)	(3,903,431)
2020	4,122,039	3,000,000	13,596,119	14,718,158
Average for other Named Executive Officers indicated above
2023	2,999,799	1,772,770	3,202,514	4,429,543
2022	2,688,029	1,981,553	1,200,269	1,906,745
2021	4,041,472	3,350,000	1,862,054	2,553,526
2020	972,616	469,900	1,813,164	2,315,879

NeoGenomics, Inc.	52	2024 Proxy Statement

Table of Contents	Executive Compensation
Detailed Equity Additions to Summary Compensation Table

Year	Addition of fair value at fiscal year (FY) end, of equity awards granted during the FY that remained outstanding ($)	Addition of fair value at vesting date, of equity awards granted during the FY that vested during the FY ($)	Addition of change in fair value at FY end versus prior FY end for awards granted in prior FY that remained outstanding ($)	Addition of change in fair value at vesting date versus prior FY end for awards granted in prior FY that vested during the FY ($)	Deduction of the fair value at the prior FY end for awards granted in prior FY that failed to meet their vesting conditions ($)	Addition in respect of any dividends or other earnings paid during applicable FY prior to vesting date of underlying award ($)	Total Equity Adjustments Reflect in Compensation Actually Paid ($)

Chief Executive Officer serving as PEO - Christopher Smith
2023	6,614,037	—	5,989,957	941,513	—	—	13,545,507
2022	8,382,142	—	—	—	—	—	8,382,142
Interim Chief Executive Officer serving as PEO - Lynn Tetrault
2022	210,599	—	(150,102)	—	—	—	60,497
Former Chief Executive Officer serving as PEO - Mark Mallon
2022	—	—	—	2,741,578	(8,114,550)	—	(5,372,972)
2021	8,114,550	—	—	—	—	—	8,114,550
Former Chief Executive Officer serving as PEO - Douglas VanOort
2021	—	—	(4,381,981)	11,265,258	(11,436,035)	—	(4,552,758)
2020	8,485,218	9,145,571	(4,034,670)	—	—	—	13,596,119
Average for other Named Executive Officers indicated above
2023	1,744,759	127,903	820,474	552,690	(43,312)	—	3,202,514
2022	1,458,012	—	(100,428)	103,249	(260,563)	—	1,200,269
2021	2,720,213	(488,131)	(370,028)	—	—	—	1,862,054
2020	1,329,346	970,205	(486,387)	—	—	—	1,813,164
Measurement date equity fair values are calculated with assumptions derived on a basis consistent with those used for grant date fair value purposes. Restricted stock awards are valued based on the stock price on the relevant measurement date. Performance stock awards are adjusted to reflect an accrued payout factor consistent with assumptions used for ASC 718 purposes, and the stock price on the relevant measurement date. Stock options are valued using a Black-Scholes option valuation model as at the relevant measurement date, using assumptions consistent with those used for the grant date fair value purposes. See footnotes to Summary Compensation Table above for additional information on valuation methods.

NeoGenomics, Inc.	53	2024 Proxy Statement

Executive Compensation	Table of Contents
Compensation Actually Paid Versus Company Performance
The following charts visually represent the relationships between CAP to our PEOs, and the average for our non-PEO Named Executive Officers and select NeoGenomics financial performance measures.

Pay versus TSR 2019 - 2023
Indexed Total Shareholder Return
$250
$200
$150
$100
$50
$0
$(50)
Compensation Actually Paid ($ millions)
$20
$15
$10
$5
$0
$(5)
$(10)
$(15)
2019
2020
2021
2022
2023
CAP - VanOort, D.
CAP - Mallon, M.
CAP - Tetrault, L.
CAP - Smith, C.
CAP - Avg. NEOs
TSR
Peer TSR

Pay versus Net Income 2020 - 2023
$150
$100
$50
$0
$(50)
$(100)
$(150)
Annual Net Income ($ millions)
$20
$15
$10
$5
$0
$(5)
$(10)
$(15)
Compensation Actually Paid ($ millions)
2020
2021
2022
2023
CAP - VanOort, D.
CAP - Mallon, M.
CAP - Tetrault, L.
CAP - Smith, C.
CAP - Avg. NEOs
Net Income

NeoGenomics, Inc.	54	2024 Proxy Statement

Table of Contents	Executive Compensation

Pay versus Adjusted EBITDA 2020 - 2023
$60
$40
$20
$0
$(20)
$(40)
$(60)
Annual Adjusted EBITDA ($ millions)
$20
$15
$10
$5
$0
$(5)
$(10)
$(15)
Compensation Actually Paid ($ millions)
2020
2021
2022
2023
CAP - VanOort, D.
CAP - Mallon, M.
CAP - Tetrault, L.
CAP - Smith, C.
CAP - Avg. NEOs
Adjusted EBITDA

Tabular List of Company Performance Measures
The following table alphabetically lists the measures we believe are most important in linking compensation actually paid to company performance during 2023:

Adjusted EBITDA
Revenue
The two measures listed above are the only financial measures used in incentive plans linking performance to compensation actually paid for our Named Executive Officers
While NeoGenomics utilizes several performance measures to align executive compensation with our performance, all of those NeoGenomics measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, NeoGenomics is providing the following descriptions of the relationships between information presented in the Pay versus Performance table. Further details on these measures and how they feature in our compensation plans can be found in our Compensation Discussion & Analysis beginning on page 27.

NeoGenomics, Inc.	55	2024 Proxy Statement

Executive Compensation	Table of Contents
Equity Compensation Plan Information
The following table provides information as of December 31, 2023, regarding the number of shares of Company common stock that may be issued under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (#)

Equity compensation plans approved by security holders:
Amended and Restated Equity Incentive Plan (“Equity Incentive Plan”)(1)	3,437,486	16.84	7,588,221
Employee Stock Purchase Plan (“ESPP”)(2)	—	N/A	382,410
Equity compensation plans not approved by security holders:
Inducement Awards(3)	943,613	12.36	—
Total	4,381,099		7,970,631
(1) Effective May 25, 2023, the Company adopted the NeoGenomics, Inc. 2023 Equity Incentive Plan (the “2023 Plan”) as approved by the Board of Directors on March 28, 2023 and the Company’s stockholders on May 25, 2023. The 2023 Plan replaced the NeoGenomics, Inc. Amended and Restated Equity Incentive Plan, as most recently amended and subsequently approved by the stockholders on May 25, 2017 (the “Prior Plan”). Additionally, effective May 25, 2023, any remaining unissued shares from the Prior Plan are available for the grant of new awards under the 2023 Plan. The maximum aggregate number of shares of the Company’s common stock reserved and available for issuance increased to 29,600,000 under the 2023 Plan.
(2) The Company’s Employee Stock Purchase Plan was amended, restated and subsequently approved by a majority of stockholders on June 6, 2013, and amended and subsequently approved by a majority of stockholders on May 25, 2017, amended and subsequently approved by a majority of stockholders again on June 1, 2018, and then amended and subsequently approved by a majority of stockholders again on June 2, 2022. The most recent amendment increased the maximum aggregate number of shares reserved and available for issuance under the Employee Stock Purchase Plan to 2,500,000.
(3) Mr. Christopher M. Smith was appointed CEO effective August 15, 2022. Mr. Jeffrey S. Sherman was appointed CFO effective December 5, 2022. In connection with these appointments, the Company entered into a Form of Stand-Alone Inducement Restricted Stock Agreement and a Form of Stand-Alone Inducement Stock Option Agreement with Mr. Smith, and subsequently with Mr. Sherman (together, the “2022 Inducement Agreements”). The maximum aggregate number of shares reserved and available for issuance under the 2022 Inducement Agreements is 1,679,641.
Currently the Company’s 2023 Equity Incentive Plan, as adopted on May 25, 2023, and the Company’s ESPP, as amended most recently on June 2, 2022, are the only equity compensation plans in effect.

NeoGenomics, Inc.	56	2024 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information as of March 25, 2024, with respect to the beneficial ownership of our common stock by:
•each person or group known by the Company to own beneficially more than five percent of the Company’s outstanding common stock;
•each director and Named Executive Officer of the Company; and
•the directors and executive officers of the Company as a group.
Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to all shares of common stock shown as being owned by him or her.

Name And Address Of Beneficial Owner(1)	Amount and Nature Of Beneficial Ownership(1)	Percent Of Class(1) (%)

BlackRock, Inc.(2)	19,980,993	15.7%
The Vanguard Group(3)	14,169,665	11.1%
Brown Advisory Incorporated(4)	9,536,307	7.5%
T. Rowe Price Investment Management Inc.(5)	6,382,515	5.0%

Lynn Tetrault	56,174	*
Christopher Smith(6)	740,229	*
Bruce Crowther	65,120	*
Dr. Alison Hannah	107,433	*
Stephen Kanovsky	24,754	*
Michael Kelly	20,419	*
David Perez	10,300	*
Jeffrey Sherman(7)	163,005	*
Warren Stone(8)	111,376	*
Vishal Sikri(9)	149,380	*
Melody Harris(10)	173,975	*
Directors and executive officers as a group (16 persons)(11)	1,708,161	1.3%
* Less than 1%
(1)The number and percentage of shares beneficially owned are determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares over which the individual or entity has voting power or investment power and any shares of common stock that the individual has the right to acquire within 60 days of March 25, 2024, through the exercise of any stock option or other right. As of March 25, 2024, 127,665,638 shares of the Company’s common stock were outstanding. The information in the table is based upon information supplied by executive officers and directors and Schedules 13G. and amendments thereto, filed with the SEC. The address of all of our executive officers and directors is in care of NeoGenomics, Inc. at 9490 NeoGenomics Way, Fort Myers, Florida 33912.
(2)Represents shares of NeoGenomics common stock beneficially owned as of December 31, 2023, based on a Schedule 13G/A filed on January 22, 2024, by BlackRock, Inc. In such filing, BlackRock, Inc. lists its address as 55 East 52nd Street, New York, NY 10055, and indicates that it has sole voting power with respect to 19,722,728 shares of our common stock and sole dispositive power with respect to 19,980,993 shares of our common stock.
(3)Represents shares of NeoGenomics common stock beneficially owned as of December 31, 2023, based on a Schedule 13G/A filed on February 13, 2024, by The Vanguard Group. In such filing The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355, and indicates that it has, shared voting power with respect to 99,140 shares of our common stock, sole dispositive power with respect to 13,932,641 shares of our common stock, and shared dispositive power with respect to 237,024 shares of our common stock.

NeoGenomics, Inc.	57	2024 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management	Table of Contents
(4)Represents shares of NeoGenomics common stock beneficially owned as of December 31, 2022, based on a Schedule 13G filed jointly on February 9, 2024, by Brown Advisory Incorporated, Brown Advisory LLC, and Brown Investment Advisory & Trust Company (collectively, “Brown Advisory”) In such filing Brown Advisory lists its address as 901 South Bond Street, Suite #400, Baltimore, MD 21231, and indicates that it has sole voting power with respect to 8,248,003 shares of our common stock and sole dispositive power with respect to 9,536,307 shares of our common stock.
(5)Represents shares of NeoGenomics common stock beneficially owned as of December 31, 2023, based on a Schedule 13G filed on February 14, 2024, by T. Rowe Price Investment Management, Inc. In such filing, T. Rowe Price Investment Management, Inc. lists its address as 101 E. Pratt Street, Baltimore, MD 21201, and indicates that it has sole voting power with respect to 1,911,387 shares of our common stock and sole dispositive power with respect to 6,382,515 shares of our common stock.
(6)Includes 138,010 shares of common stock that the individual has the right to acquire within 60 days of March 25, 2024.
(7)Includes 37,343 shares of common stock that the individual has the right to acquire within 60 days of March 25, 2024.
(8)Includes 27,601 shares of common stock that the individual has the right to acquire within 60 days of March 25, 2024.
(9)Includes 20,295 shares of common stock that the individual has the right to acquire within 60 days of March 25, 2024.
(10)Includes 70,698 shares of common stock that the individual has the right to acquire within 60 days of March 25, 2024.
(11)Includes 329,570 shares of common stock that the individual has the right to acquire within 60 days of March 25, 2024.

NeoGenomics, Inc.	58	2024 Proxy Statement

FUTURE STOCKHOLDER PROPOSALS
To have a proposal intended to present at our 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) considered for inclusion in the Proxy Statement and form of proxy relating to that meeting, a stockholder must deliver written notice of such proposal in writing to the Corporate Secretary at our corporate headquarters no later than December 6, 2024 (unless the date of the 2025 Annual Meeting is not within 30 days of May 23, 2025, in which case the proposal must be received no later than a reasonable period of time before we begin to print and send our proxy materials for our 2025 Annual Meeting). Such proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the Proxy Statement. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. In addition, to comply with the SEC's universal proxy rules, stockholders who intend to solicit proxies for the 2025 Annual Meeting in support of director nominees other than the Company's nominees must provide notice to the Company that sets forth the information required by Exchange Act Rule 14a-19 no later than March 24, 2025.
If a stockholder wishes to present a proposal at the 2025 Annual Meeting (including any nomination of a candidate for election to our Board), but does not wish to have the proposal or nominee considered for inclusion in the Proxy Statement and form of proxy in accordance with Exchange Act Rule 14a-8, the stockholder must give written notice to the Corporate Secretary at our corporate headquarters. Our Corporate Secretary must receive the notice not less than 90 days nor more than 120 days prior to May 23, 2025 (or no later than February 22, 2025 and no earlier than January 23, 2025), the anniversary date of the 2024 Annual Meeting; provided, however, that in the event that the 2025 Annual Meeting is called for a date that is not within 30 days before or after May 23, 2025, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which notice of the date of the 2025 Annual Meeting was mailed or public disclosure of the date of the 2025 Annual Meeting was made, whichever first occurs. The proposal must also comply with the other requirements contained in our Bylaws.

NeoGenomics, Inc.	59	2024 Proxy Statement

TRANSACTIONS WITH RELATED PERSONS
Corporate Policies as to Related Party Transactions
The Audit and Finance Committee is responsible for reviewing related party transactions. Related party transactions are transactions that involve the Company’s directors, executive officers, director nominees, 5% or more beneficial owners of the Company’s common stock, immediate family members of these persons, or entities in which one of these persons has a direct or indirect material interest. Transactions that are reviewed as related party transactions by the Audit and Finance Committee are transactions that involve amounts exceeding $120,000 and that would otherwise be required to be disclosed in our filings under SEC regulations and certain other similar transactions. Pursuant to the Company’s Code of Business Conduct and Ethics, employees and directors have a duty to report any potential conflicts of interest to the appropriate level of management or legal counsel as appropriate in the circumstances. The Company evaluates these reports, along with responses to the Company’s annual director and officer questionnaires, for any indication of possible related party transactions. If a transaction is deemed by the Company to be a related party transaction, the information regarding the transaction is reviewed and subject to approval by our Board. The Company makes efforts to ensure that any related party transaction is on substantially the same terms as those prevailing at the time for comparable arms' length transactions with other persons.
The Company has Advanced Diagnostics contracts with HOOKIPA Pharma, Inc., an entity for which a director of the Company, Michael A. Kelly, was a director until April 2023. The Company recognized $0.4 million of revenue pursuant to these contracts with HOOKIPA Pharma, Inc. for the year ended December 31, 2023.

NeoGenomics, Inc.	60	2024 Proxy Statement

OTHER MATTERS
We know of no other matters to be submitted to the stockholders at the 2024 Annual Meeting. If any other matters properly come before the stockholders at the meeting, the persons named in the enclosed form of proxy will vote the shares they represent in their discretion.

NeoGenomics, Inc.	61	2024 Proxy Statement

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 23, 2024
Form 10-K Annual Report to Stockholders
On February 20, 2024, the Company filed with the SEC its Annual Report on Form 10-K for the year ended December 31, 2023 (the "2023 Annual Report"), which we will make available to our stockholders along with this Proxy Statement. The 2023 Annual Report includes our audited financial statements for the year ended December 31, 2023, along with other financial information and management discussion, which we urge you to read carefully.
You can also obtain, free of charge, a copy of our 2023 Annual Report by:
•writing to:
NeoGenomics, Inc.
9490 NeoGenomics Way, Fort Myers, Florida 33912
Attention: Alicia Olivo, Corporate Secretary
•telephoning us at: (866) 776-5907
You can obtain a copy of our 2023 Annual Report and other periodic filings that we make with the SEC at www.neogenomics.com or from the SEC’s EDGAR database at http://www.sec.gov.
2022 Annual Meeting Proxy Materials Results
Copies of this Proxy Statement and proxy materials ancillary hereto may be found on our website at www.neogenomics.com. We intend to publish final results from the 2024 Annual Meeting in a Current Report on Form 8-K, which will be filed with the SEC within four business days from the 2024 Annual Meeting, or as amended thereafter. You may obtain a copy of this and other reports free of charge from the SEC’s EDGAR database at http://www.sec.gov.
Delivery of Documents to Stockholders Sharing an Address
Only one copy of the Notice of Internet Availability and, if applicable, the proxy materials being delivered to two or more stockholders who share an address, unless the Company has received contrary instruction from one or more of such stockholders. Stockholders who participate in this "householding" procedure will continue to receive separate proxy cards. The Company will promptly deliver, upon written or oral request, a separate copy of the Notice of Internet Availability and, if applicable, the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. If you would like to request a separate copy of the Notice of Internet Availability, and, if applicable, proxy materials for the 2024 Annual Meeting, or if, in the future, you would like to receive multiple copies of such documents (if you are currently receiving a single copy of these documents), if you would like to receive only a single copy (if you are receiving multiple copies of these documents), please so instruct the Company, by writing to us at 9490 NeoGenomics Way, Fort Myers, Florida 33912, Attention: Alicia Olivo, Corporate Secretary, or calling (866) 776-5907.

NeoGenomics, Inc.	62	2024 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2024 ANNUAL MEETING
Q: When and where is the 2024 Annual Meeting?
A: The 2024 Annual Meeting will be held on Thursday, May 23, 2024, at 10:00 a.m., Eastern Time. The 2024 Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. The Company has designed the format of the Annual Meeting to ensure that stockholders are afforded the same rights and opportunities to participate as they would at an in-person meeting, using online tools to ensure stockholder access and participation. You will be able to attend the 2024 Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/NEO2024 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the 2024 Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the close of business on March 25, 2024 (the “Record Date”).
Q: Who is entitled to vote at the 2024 Annual Meeting?
A: Holders of NeoGenomics, Inc. common stock at the close of business on the Record Date for the 2024 Annual Meeting established by our Board, are entitled to receive notice of the 2024 Annual Meeting (the “Meeting Notice”), and to vote their shares at the 2024 Annual Meeting and any related adjournments or postponements. The Meeting Notice, Proxy Statement, and form of proxy were first made available to stockholders on or about April 8, 2024.
As of the close of business on the Record Date, there were 127,665,638 shares of our common stock outstanding, each entitled to one vote. We refer to the holders of shares of our common stock as “stockholders” throughout this Proxy Statement.
Q: Who can attend the 2024 Annual Meeting?
A: Admission to the 2024 Annual Meeting is limited to:
• stockholders as of the close of business on the Record Date;
• holders of valid proxies for the 2024 Annual Meeting; and
• our invited guests.
Q: What is the difference between a stockholder of record and a stockholder who holds stock in street name?
A: If your shares are registered in your name, as evidenced and recorded in the stock ledger maintained by the Company and our transfer agent, you are a stockholder of record. If your shares are held through a broker, bank or other nominee, these shares are held in street name.
If you are a stockholder of record and you have requested printed proxy materials, we have enclosed a proxy card for you to use for voting. If you hold our shares in street name through one or more banks, brokers, or other nominees, you will receive the Meeting Notice, together with voting instructions, from the third party or parties through which you hold your shares. If you requested printed proxy materials, your broker, bank, or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank, or other nominee regarding how to vote your shares.
Q: What are the quorum requirements for the 2024 Annual Meeting?
A: The presence virtually or by proxy of persons entitled to vote a majority of shares of our outstanding common stock at the 2024 Annual Meeting constitutes a quorum. Your shares of our common stock will be counted as present at the 2024 Annual Meeting for purposes of determining whether there is a quorum if a proxy card has been properly submitted by you or on your behalf, or you vote virtually at the 2024 Annual Meeting. Abstaining votes and broker non-votes are counted for purposes of establishing a quorum.

NeoGenomics, Inc.	63	2024 Proxy Statement

Questions and Answers	Table of Contents
Q: What matters will the stockholders vote on at the 2024 Annual Meeting?
A: The stockholders will vote on the following proposals:
•Proposal 1 - Election of Directors.
•Proposal 2 - Advisory Vote on the Compensation Paid to our Named Executive Officers.
•Proposal 3 - Approval of the Fourth Amendment of the Employee Stock Purchase Plan (as amended and restated).
•Proposal 4 - Ratification of Appointment of Independent Registered Public Accounting Firm.
We will also consider other business properly brought before the 2024 Annual Meeting.
Q: What vote is required to approve each proposal?
A: Provided a quorum is present, the following are the voting requirements for each proposal:
•Proposal 1 - Election of Directors
Each of the nine director nominees will be elected if a majority of the votes cast by stockholders virtually or via proxy are cast in favor of each respective nominee, requiring the number of votes cast “for” a director nominee’s election to exceed the number of votes cast “against” that director nominee. Abstentions and broker non-votes will have no effect on the outcome of Proposal 1.
•Proposal 2 - Advisory Vote on the Compensation Paid to our Named Executive Officers
Proposal 2 will be approved if a majority of the votes cast by stockholders virtually or via proxy with respect to this matter are cast in favor of the proposal. You may vote “for” or “against” or abstain from voting on Proposal 2. Because the proposal to approve the compensation paid to Named Executive Officers for the fiscal year ended December 31, 2023 is advisory, it will not be binding on us or the Board. However, our compensation committee intends to take into account the outcome of the vote when considering future executive compensation arrangements. Abstentions and broker non-votes will have no effect on the outcome of Proposal 2.
•Proposal 3 - Approval of the Fourth Amendment of the Employee Stock Purchase Plan (as amended and restated)
Proposal 3 will be approved if a majority of the votes cast by stockholders virtually or via proxy with respect to this matter are cast in favor of the proposal. You may vote “for” or “against” or abstain from voting on Proposal 3. Abstentions and broker non-votes will have no effect on the outcome of Proposal 3.
•Proposal 4 - Ratification of Appointment of Independent Registered Public Accounting Firm
Proposal 4 will be approved if a majority of the votes cast by stockholders virtually or via proxy with respect to this matter are cast in favor of the proposal. You may vote “for” or “against” or abstain from voting on Proposal 4. Abstentions and broker non-votes will have no effect on the outcome of Proposal 4.
Q: What are the Board’s voting recommendations?
A: Our Board recommends that you vote your shares:
•“FOR” the election of the nine directors nominated by our Board, each to serve until the 2025 Annual Meeting of stockholders or until such director’s successor shall have been duly elected and qualified;
•“FOR” the advisory approval of the compensation paid to our Named Executive Officers;
•“FOR” the approval of the ESPP Amendment; and
•“FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the year ending December 31, 2024.

NeoGenomics, Inc.	64	2024 Proxy Statement

Table of Contents	Questions and Answers
Q: How do I vote?
A: You may vote electronically at the meeting, by mail, or by Internet or telephone.
•During the meeting. To attend and participate in the 2024 Annual Meeting via live webcast, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the 2024 Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.
•By mail. If you elected to receive printed proxy materials by mail, you may vote by signing and returning the proxy card provided. Please allow sufficient time for mailing if you decide to vote by mail.
•By Internet or telephone. You may also vote over the nternet at www.proxyvote.com or vote by telephone at 1-800-690-6903. Please see proxy card for voting instructions.
Q: How can I change or revoke my vote?
A: You may change your vote as follows:
•Stockholders of record. You may change or revoke your vote by submitting a written notice of revocation to NeoGenomics, Inc., 9490 NeoGenomics Way, Fort Myers, Florida 33912, Attention: Alicia Olivo, Corporate Secretary, by submitting another proxy before 11:59 P.M. Eastern Time the day before the meeting or by attending the virtual Annual Meeting and voting. For all methods of voting, the last vote cast will supersede all previous votes.
•Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker or other nominee.
Q: What if I do not specify a choice for a matter when returning a proxy?
A: Your proxy will be treated as follows:
•Stockholders of record. If you are a stockholder of record and you submit a vote without voting on each proposal when voting on the Internet or by telephone or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the meeting.
•Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is referred to as a “broker non-vote.”
Q: What are abstentions?
A: An abstention represents the action by a stockholder to refrain from voting “for” or “against” a proposal.
Q: Which ballot measures are considered “routine” or “non-routine?”
A: The ratification of appointment of Independent Registered Public Accounting Firm (“Proposal 4”) is considered to be a routine matter under applicable rules. Broker non-votes are not expected to occur on this proposal and will have no effect on the outcome of Proposal 4.
The election of directors (“Proposal 1”), the advisory vote on the compensation paid to our Named Executive Officers (“Proposal 2”), and the approval of the ESPP Amendment (“Proposal 3”) are considered to be non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters and therefore, there may be broker non-votes on Proposals 1, 2 and 3.

NeoGenomics, Inc.	65	2024 Proxy Statement

Questions and Answers	Table of Contents
Q: Could other matters be decided at the 2024 Annual Meeting?
A: As of the date of the filing of this Proxy Statement, we were not aware of any matters to be raised at the 2024 Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the 2024 Annual Meeting for consideration, the proxy holders for the 2024 Annual Meeting will have the discretion to vote on those matters for stockholders who have submitted a proxy card.
Q: Who is soliciting proxies and what is the cost?
A: We are making, and will bear all expenses incurred in connection with, the solicitation of proxies. Although we do not currently contemplate doing so, we may engage a proxy solicitation firm to assist us in soliciting proxies, and if we do so we will pay the fees of any such firm. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies from stockholders by telephone, letter, electronic mail, facsimile, or virtually. Following the original mailing of the Meeting Notice, we will request brokers, custodians, nominees, and other record holders to forward their own notice and, upon request, to forward copies of the Proxy Statement and related soliciting materials to persons for whom they hold shares of our common stock and to request authority for the exercise of proxies. In such cases, upon the request of the record holders, we will reimburse such holders for their reasonable expenses.
Q: What should I do if I have questions regarding the 2024 Annual Meeting?
A: If you have any questions about the 2024 Annual Meeting or would like additional copies of any of the documents referred to in this Proxy Statement, please contact our Investor Relations department by phone at (239) 768-0600.

NeoGenomics, Inc.	66	2024 Proxy Statement

ANNEX A:

NEOGENOMICS, INC.

FOURTH AMENDMENT OF THE NEOGENOMICS, INC. EMPLOYEE STOCK PURCHASE PLAN (AMENDED AND RESTATED EFFECTIVE AS OF APRIL 16, 2013, AND FURTHER AMENDED ON APRIL 20, 2017, APRIL 20, 2018, AND APRIL 14, 2022)

This Fourth Amendment of the NeoGenomics, Inc. Employee Stock Purchase Plan (as most recently amended on April 22, 2022, and effective on June 2, 2022) (“Fourth Amendment”) is made and adopted by NeoGenomics, Inc., a Nevada corporation (the “Company”), subject to approval by the stockholders of the Company.
WHEREAS, the Company maintains the NeoGenomics, Inc. Employee Stock Purchase Plan (as most recently amended on April 22, 2022, and effective on June 2, 2022) (the “Plan”).
WHEREAS, the Board of Directors of the Company (the “Board”) may amend the Plan at any time, pursuant to and subject to Section 14 of the Plan, contingent on approval by stockholders of the Company, if stockholder approval is required by applicable securities exchange rules or applicable law.
WHEREAS, the Board, upon recommendation by its Culture and Compensation Committee, has determined that it is advisable and in the best interest of the Company and its stockholders to amend the Plan to increase the number of shares of common stock reserved for issuance under the Plan by 1,000,000 shares, increasing the Plan share reserve from 2,500,000 shares to 3,500,000 shares.
NOW, THEREFORE, the Plan is hereby amended as follows, subject to approval by the stockholders of the Company:
1. Section 4(a) of the Plan is hereby amended and restated in its entirety as follows, effective May 23, 2024:
“(a) Subject to the provisions of Section 13 relating to adjustments upon changes in securities, the Shares that may be sold pursuant to Rights granted under the Plan shall not exceed in the aggregate 3,500,000 shares. If any Right granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such Right shall again become available for the Plan.”
2.Except as expressly or by necessary implication amended hereby, the Plan shall remain in full force and effect.

NeoGenomics, Inc.	A-1	2024 Proxy Statement

NEOGENOMICS, INC.
ATTN: ALICIA C. OLIVO
9490 NEOGENOMICS WAY
FORT MYERS, FL 33912

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NEO2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V40558-P01998 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

NEOGENOMICS, INC.

Board of Directors Recommends a Vote **FOR** proposal 1.

1. Election of the directors named in the proxy statement as set forth below:

	For	Withhold
1a. Lynn A. Tetrault	☐	☐
1b. Christopher M. Smith	☐	☐
1c. Dr. Alison L. Hannah	☐	☐
1d. Stephen M. Kanovsky	☐	☐
1e. Michael A. Kelly	☐	☐
1f. David B. Perez	☐	☐
1g. Anthony P. Zook	☐	☐
1h. Elizabeth Floegel	☐	☐
1i. Dr. Neil Gunn	☐	☐

Board of Directors Recommends a Vote **FOR** proposal 2.	For	Against	Abstain
2. Approval, on an advisory basis, of the Compensation Paid to the Company's Named Executive Officers.	☐	☐	☐
Board of Directors Recommends a Vote **FOR** proposal 3.	**For**	**Against**	**Abstain**
3. Approval of the Fourth Amendment of the NeoGenomics, Inc. Employee Stock Purchase Plan (as amended and restated).	☐	☐	☐
Board of Directors Recommends a Vote **FOR** proposal 4.	**For**	**Against**	**Abstain**
4. Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm.	☐	☐	☐

Please sign exactly as your name(s) appear(s) on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V40559-P01998

NEOGENOMICS, INC.
Annual Meeting of Stockholders
May 23, 2024 10:00 AM (Eastern Time)
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Alicia C. Olivo and Jeffrey S. Sherman, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of NeoGenomics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1, FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY'S NAMED EXECUTIVE OFFICERS IN PROPOSAL 2, FOR THE APPROVAL OF THE FOURTH AMENDMENT OF THE NEOGENOMICS, INC. EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED AND RESTATED) IN PROPOSAL 3, AND FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IN PROPOSAL 4.

Continued and to be signed on reverse side